EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  by and among

                                JAY L. FRIEDLAND,

                                ROBERT LA TERRA,

                            GUIDELINE RESEARCH CORP.

                                       and

                                 FIND/SVP, INC.

                            Dated as of April 1, 2003

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                                TABLE OF CONTENTS

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ARTICLE I: DEFINITIONS............................................................................................2

ARTICLE II: SALE AND PURCHASE OF SHARES...........................................................................9

   SECTION 2.1    PURCHASE OF SHARES..............................................................................9
   SECTION 2.2    CONSIDERATION..................................................................................10
   SECTION 2.3    ONE YEAR DEFERRED CONSIDERATION................................................................10
   SECTION 2.4    TWO YEAR DEFERRED CONSIDERATION................................................................11
   SECTION 2.5    PAYMENT OF CONSIDERATION.......................................................................11
   SECTION 2.6    PUT OPTION.....................................................................................11
      (A)   PRICE................................................................................................11
      (B)   NUMBER OF SHARES EXERCISABLE.........................................................................11
      (C)   GUARANTY OF DAVID WALKE..............................................................................12
      (D)   SECURITY FOR DW GUARANTY.............................................................................12
      (E)   PAYMENT AND DELIVERY TERMS...........................................................................13
      (F)   ASSIGNMENT...........................................................................................13
      (G)   ADJUSTMENTS TO CONSIDERATION SHARES..................................................................13
      (H)   EXTENSION OF EXERCISE PERIOD.........................................................................13
      (I)   BLACKOUT PERIODS.....................................................................................13
      (J)   EXERCISE OF CONSIDERATION SHARES PUT WITH RESPECT TO ESCROW CONSIDERATION SHARES.....................13
      (K)   SECOND EXERCISE OF CONSIDERATION SHARES..............................................................14
   SECTION 2.7    DETERMINATION OF CALCULATIONS..................................................................14
   SECTION 2.8    LEGENDING OF CONSIDERATION SHARES..............................................................15

ARTICLE III: CLOSING.............................................................................................16

   SECTION 3.1    TIME AND PLACE OF CLOSING......................................................................16
   SECTION 3.2    CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE........................................16
      (A)   REPRESENTATIONS AND WARRANTIES.......................................................................16
      (B)   COMPLIANCE WITH OBLIGATIONS..........................................................................16
      (C)   NO MATERIAL ADVERSE CHANGE...........................................................................16
      (D)   CONSENTS.............................................................................................16
      (E)   DUE DILIGENCE........................................................................................17
      (F)   NO INJUNCTIONS. ETC..................................................................................17
      (G)   RECEIPT OF DOCUMENTS, ETC............................................................................17
      (H)   SUBSIDIARIES.........................................................................................18
      (I)   AUDITED FINANCIAL STATEMENTS AND ADDITIONAL FINANCIAL STATEMENTS.....................................18
   SECTION 3.3    CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS TO CLOSE.................................18
      (A)   REPRESENTATIONS AND WARRANTIES.......................................................................18
      (B)   COMPLIANCE WITH OBLIGATIONS..........................................................................18
      (C)   NO INJUNCTIONS. ETC..................................................................................19
      (D)   RECEIPT OF DOCUMENTS, ETC............................................................................19

ARTICLE IV: REPRESENTATIONS AND WARRANTIES.......................................................................19

   SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................................................19
      (A)   ORGANIZATION AND STANDING OF THE CONSOLIDATED COMPANIES..............................................19
      (B)   ARTICLES OF INCORPORATION, BYLAWS AND CORPORATE RECORDS OF THE CONSOLIDATED COMPANIES................20
      (C)   CAPITALIZATION OF THE CORPORATION....................................................................20
      (D)   CAPITALIZATION OF THE SUBSIDIARIES...................................................................21
      (E)   AUTHORITY............................................................................................21
      (F)   SUBSIDIARIES.........................................................................................22
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      (G)   FINANCIAL STATEMENTS:  LIABILITIES AND OBLIGATIONS OF THE CONSOLIDATED COMPANIES.....................22
      (H)   TAXES................................................................................................22
      (I)   TANGIBLE PROPERTY....................................................................................23
      (J)   BUYOUT AGREEMENTS....................................................................................24
      (K)   AGREEMENT RELATED TO OTHER INSTRUMENTS...............................................................24
      (L)   ABSENCE OF CHANGES...................................................................................24
      (M)   LITIGATION...........................................................................................26
      (N)   LICENSES AND PERMITS: COMPLIANCE WITH LAW............................................................27
      (O)   REAL PROPERTY LEASES.................................................................................27
      (P)   REAL PROPERTY OWNERSHIP..............................................................................28
      (Q)   INTELLECTUAL PROPERTY................................................................................28
      (R)   CONTRACTS............................................................................................31
      (S)   LABOR MATTERS........................................................................................32
      (T)   PENSION AND BENEFIT PLANS............................................................................32
      (U)   INSURANCE............................................................................................35
      (V)   EMPLOYEES............................................................................................36
      (W)   CUSTOMERS AND SUPPLIERS..............................................................................36
      (X)   GOVERNMENTAL APPROVALS...............................................................................37
      (Y)   POWERS OF ATTORNEY...................................................................................37
      (Z)   GUARANTIES...........................................................................................37
      (AA)  TRANSACTIONS WITH RELATED PARTIES....................................................................37
      (BB)  BROKERS AND INTERMEDIARIES...........................................................................38
      (CC)  TITLE TO SECURITIES..................................................................................38
      (DD)  LIST OF ACCOUNTS AND PROXIES.........................................................................38
      (EE)  ENVIRONMENTAL AND SAFETY MATTERS.....................................................................38
      (FF)  ACCOUNTS RECEIVABLE, NOTES RECEIVABLE, AND COSTS IN EXCESS OF BILLING................................39
      (GG)  INVESTMENT IN THE CONSIDERATION SHARES...............................................................39
      (HH)  DISCLOSURE...........................................................................................40
      (II)  FIRPTA...............................................................................................40
   SECTION 4.2    REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................40
      (A)   ORGANIZATION AND STANDING............................................................................40
      (B)   CORPORATE POWER AND AUTHORITY........................................................................40
      (C)   AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS.........................................................40
      (D)   LITIGATION...........................................................................................41
      (E)   APPROVALS............................................................................................41
      (F)   BROKERS AND INTERMEDIARIES...........................................................................41
      (G)   SOLVENCY.............................................................................................41

ARTICLE V: COVENANTS.............................................................................................41

   SECTION 5.1    AFFIRMATIVE COVENANTS OF THE SHAREHOLDERS......................................................41
   SECTION 5.2    AFFIRMATIVE COVENANTS OF THE SHAREHOLDERS......................................................42
   SECTION 5.3    NEGATIVE COVENANTS OF THE SHAREHOLDERS.........................................................42
   SECTION 5.4    AFFIRMATIVE COVENANTS OF PURCHASER.............................................................45
   SECTION 5.5    NOTIFICATION...................................................................................45
   SECTION 5.6    CONFIDENTIALITY................................................................................46
   SECTION 5.7    FURTHER ASSURANCES.............................................................................46
   SECTION 5.8    COVENANT NOT TO COMPETE........................................................................46
   SECTION 5.9    ACQUISITION PROPOSALS: NO SOLICITATION.........................................................50
   SECTION 5.10   SUBSIDIARY SHAREHOLDERS........................................................................50
   SECTION 5.11   TAX COVENANTS..................................................................................50

ARTICLE VI: TERMINATION..........................................................................................53

   SECTION 6.1    TERMINATION BY PURCHASER.......................................................................53
   SECTION 6.2    TERMINATION BY THE SHAREHOLDERS................................................................54
   SECTION 6.3    REMEDIES FOR FAILURE TO CLOSE..................................................................54
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   SECTION 6.4    NOTICE OF TERMINATION..........................................................................55

ARTICLE VII: INDEMNIFICATION.....................................................................................55

   SECTION 7.1    SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES.................................................55
   SECTION 7.2     INVESTIGATION.................................................................................55
   SECTION 7.3    INDEMNIFICATION GENERALLY......................................................................55
   SECTION 7.4    OBLIGATION.....................................................................................58

ARTICLE VIII: MISCELLANEOUS PROVISIONS...........................................................................59

   SECTION 8.1    EXPENSES.......................................................................................59
   SECTION 8.2    GOVERNING LAW..................................................................................59
   SECTION 8.3    NOTICES........................................................................................59
   SECTION 8.4    PRESS RELEASES, ETC............................................................................60
   SECTION 8.5    NO WAIVER OF REMEDIES, ETC.....................................................................60
   SECTION 8.6    ARBITRATION....................................................................................60
   SECTION 8.7    COUNTERPARTS...................................................................................61
   SECTION 8.8    SECTION AND OTHER HEADINGS.....................................................................61
   SECTION 8.9    ENTIRE AGREEMENT; INCORPORATION BY REFERENCE...................................................61
   SECTION 8.10   BINDING EFFECT.................................................................................61
   SECTION 8.11   AMENDMENT OR MODIFICATION......................................................................61
   SECTION 8.12   WAIVER.........................................................................................61
   SECTION 8.13   SEVERABILITY...................................................................................62
   SECTION 8.14   ASSIGNMENT.....................................................................................62
   SECTION 8.15   GUARANTY OF THE CORPORATION....................................................................62
   SECTION 8.16   SHAREHOLDER MANAGEMENT POSITION................................................................62
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                             Exhibits and Schedules

Exhibit A                      Escrow Agreement
Exhibit B                      Capitalization of the Subsidiaries
Exhibit 2.6(i)                 Put Notice
Exhibit 2.6(ii)(a) and (b)     Letters of Credit
Exhibit 3.2(x)                 Form of Opinion of Wormser, Kiely, Galef &
                               Jacobs LLP
Exhibit 3.2(xii)               Form of Closing Date Release
Exhibit 3.3(d)                 Form of Opinion of Kane Kessler, P.C.

Schedule 2.3                   Year End Deferred Consideration Amount
Schedule 2.4                   Two Year Deferred Consideration Amount
Schedule 2.5                   Payment of Consideration
Schedule 2.6                   Consideration Shares Put
Schedule 4.1(a)                Foreign Qualifications
Schedule 4.1(c)                Convertible Securities/Voting Agreements
Schedule 4.1(d)                Capitalization of Subsidiaries
Schedule 4.1(e)                Required Consents (Shareholders)
Schedule 4.1(f)                Other Interests
Schedule 4.1(g)(i)             Consolidated Financial Statements
Schedule 4.1(g)(ii)            Additional Financial Statements
Schedule 4.1(h)                Taxes


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Schedule 4.1(i)                Tangible Property
Schedule 4.1(j)                Subsidiary Share Purchase Agreements
Schedule 4.1(k)                Required Consents (Consolidated Companies)
Schedule 4.1(l)                Absence of Changes
Schedule 4.1(m)                Litigation
Schedule 4.1 (n)               Reports of Inspections
Schedule 4.1 (o)               Real Property Leases
Schedule 4.1 (q)               Intellectual Property
Schedule 4.1 (r)(i)            Contracts
Schedule 4.1 (r)(ii)           Material Agreements
Schedule 4.1 (s)               Labor Matters
Schedule 4.1 (t)               Employee Benefit Plans
Schedule 4.1 (u)               Insurance
Schedule 4.1 (v)(i)            Employment Agreements
Schedule 4.1 (v)(ii)           Salary and Compensation of Officers, Directors,
                               Consultants and Employees
Schedule 4.1 (v)(iii)          Employee Policies and Manuals
Schedule 4.1 (w)               Customer Disputes
Schedule 4.1 (x)               Governmental Approvals
Schedule 4.1 (y)               Powers of Attorney
Schedule 4.1 (z)               Guaranties
Schedule 4.1 (aa)              Related Party Transactions
Schedule 4.1 (bb)              Brokers and Intermediaries
Schedule 4.1 (dd)              Bank Accounts and Proxies
Schedule 4.1 (ee)              Environmental and Safety Matters
Schedule 4.2 (c)               Violation of Purchaser Agreements
Schedule 5.3(a)                Changes in Compensation or Benefits Prior to
                               Closing
Schedule 5.3(e)                Material Agreements Prior to Closing Date
Schedule 5.3(f)                Commitments or Transactions Prior to Closing Date
Schedule 5.3(k)                Redemption or Purchase of Shares
Schedule 5.3(m)                Application of Assets for Debt
Schedule 5.3(p)                Prepayment of Debt
Schedule 5.3(q)                Payment to a Shareholder
Schedule 5.11                  Liabilities and Accruals for Taxes


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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 1, 2003, (the "Effective Date") is entered into by and among FIND/SVP, INC., a New York corporation with its principal offices at 625 Avenue of the Americas, New York, New York 10011 ("Purchaser"); JAY L. FRIEDLAND, an individual residing at 425 E. 58th Street, New York, New York 10022 ("Friedland"); ROBERT LA TERRA, an individual residing at 85 Magnolia Avenue, Montvale, New Jersey 07645 ("La Terra") (Friedland and La Terra are hereinafter sometimes collectively referred to as the "Shareholders" and individually as a "Shareholder"); only with respect to Sections 2.4, 5.3(e), 7.3(c) and 8.1, GUIDELINE RESEARCH CORP., a New York corporation with its principal offices at 3 West 35th Street, New York, New York (the "Corporation").

                              W I T N E S S E T H:

      WHEREAS, the Shareholders are the legal and beneficial owners of all of the issued and outstanding shares of capital stock of Guideline Research Corp., a New York corporation with its principal offices located at 3 West 35th Street, New York, New York 10041 (the "Corporation"); and

      WHEREAS, Advanced Analytics, Inc., a New York corporation ("Advanced Analytics") is a subsidiary of the Corporation, the outstanding capital stock of which, prior to the Closing, is owned seventy-five percent (75%) by the Corporation and twenty-five percent (25%) by Morris Whitcup ("Whitcup"); and

      WHEREAS, Guideline/Chicago, Inc., an Illinois corporation ("Guideline Chicago") is a subsidiary of the Corporation, all of the outstanding capital stock of which is owned entirely by the Corporation; and

      WHEREAS, Tabline Data Services, Inc., a New York corporation ("Tabline") is a subsidiary of the Corporation, all of the outstanding capital stock of which is owned entirely by the Corporation; and

      WHEREAS, Guideline Consulting Corp., a New York corporation ("Guideline Consulting") is a subsidiary of the Corporation, the outstanding capital stock of which, prior to the Closing, is owned eighty percent (80%) by the Corporation and twenty percent (20%) by Nicholas Tortorello ("Tortorello"); and

      WHEREAS, immediately prior to Closing the Shareholders or Advanced Analytics shall acquire all of the issued and outstanding shares of capital stock of Advanced Analytics issued to Whitcup; and

      WHEREAS, immediately prior to Closing the Shareholders or Guideline Consulting shall acquire all of the issued and outstanding shares of capital stock of Guideline Consulting issued to Tortorello; and


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      WHEREAS,  the  Shareholders  desire  to sell,  and  Purchaser  desires  to acquire, all of the shares of the capital stock of the Corporation, upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, Purchaser and the Shareholders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used herein, the following terms shall have the following meanings unless the context otherwise requires:

      "Acquisition Proposal" has the meaning set forth in Section 5.9 below.

      "Additional Financial Statements" means (a) the unaudited and reviewed balance sheets and related statements of income and cash flows of the Consolidated Companies for the nine-month period ending October 31, 2002, (b) the unaudited balance sheet and income statement of the Consolidated Companies for the twelve-month period ending January 31, 2003, and (c) the unaudited balance sheet and income statement of the Consolidated Companies for the two month period ending March 31, 2003, all as attached hereto as SCHEDULE 4.1(g)(ii).

      "Affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. The term "Affiliate" shall include any Person that owns or has control over more than ten percent (10%) of the equity interests in another Person. With respect to Section 5.8 only, "Affiliate" shall only mean the subsidiaries and related entities of Purchaser set forth in its filings with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      "After-Tax Basis" shall mean grossing up of an indemnification payment under this Agreement for a Tax cost, if any, to the Person receiving such payment arising from the receipt or accrual thereof, and in the case of indemnification payments under this Agreement, reduced by the Tax benefit, if any, to the Person receiving such payment resulting from its or a Consolidated Company's incurring the damages, loss, liability, or expense giving rise to such payment or the payment of any Taxes indemnified hereunder.

      "Agents" has the meaning set forth in Section 5.9 below.

      "Applicable Law" means, with respect to any Person, any international, national, regional, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity and any requirements imposed by common law or case law, applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with their


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activities  on  behalf  of  such  Person).   Applicable  Law  includes,  without
limitation, environmental laws, state and local zoning laws and ordinances, land use and building laws, laws respecting the sale of services, laws respecting employment and labor, and laws respecting bidding on contracts.

      "Assets"  means  all  tangible  and  intangible   property  owned  by  the
Consolidated Companies and any other assets of the Consolidated Companies designated as assets pursuant to GAAP.

      "Audit" means the audit of the Consolidated Companies for the fiscal years ending January 31, 2001 and January 31, 2002 to be completed prior to Closing by auditors designated by Purchaser.

      "Audited Financial Statements" means the audited balance sheet and related statements of income and cash flows of the Consolidated Companies to be prepared in connection with the Audit.

      "Average Closing Price" means the average closing price of the Purchaser Common Stock quoted on the NASDAQ System for a ten (10) consecutive trading day period ending on the second trading day prior to the Closing Date.

      "Average Put Price" means, as of the Exercise Date, a per share price equal to the average closing price of the Purchaser Common Stock quoted on the NASDAQ System for a ten (10) consecutive trading day period ending on the trading day immediately prior to the Exercise Date; provided that in no event shall such per share price exceed 150% of the Average Closing Price.

      "Business" means market research and consulting services based primarily on survey research and related methods, including related field work and data tabulation services.

      "CERCLA" shall have the meaning set forth in Section 4.1(ee).

      "Closing" means the consummation of the transactions provided for in this Agreement.

      "Closing  Date"  means the date on which the  Closing  occurs  pursuant to
Section 3.1 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statutes thereto.

      "Common Shares" means all of the issued and outstanding shares of Common Stock.

      "Common Stock" means the authorized common stock, no par value, of the Corporation.

      "Consideration Shares" has the meaning set forth in Section 2.2 below.


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      "Consideration Shares Put" has the meaning set forth in Section 2.6 below.

      "Consolidated Company" and "Consolidated Companies" means the Corporation and the Subsidiaries.

      "Consolidated Companies Intellectual Property" shall have the meaning set forth in Section 4.1(q).

      "Consolidated Financial Statements" shall mean the audited consolidated balance sheet of the Consolidated Companies as of January 31, 2001 and January 31, 2002 and the audited consolidated statements of income and cash flow for the years then ended, both as attached hereto as SCHEDULE 4.1(g)(i).

      "Content" shall mean any and all information, pictures, images, graphics, video, text, and any other content or information, in whatever form or on any media.

      "Corporation" means Guideline Research Corp., a New York corporation.

      "Determining Accountants" has the meaning set forth in Section 2.7(b) of this Agreement.

      "Effective Date" has the meaning set forth in the first paragraph of this Agreement.

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

      "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

      "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

      "Encumbrance" shall mean any mortgage, lien, security interest, pledge, encumbrance, restriction on use, voting or transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest, exclusive of any obligations under New York Business Corporation Law Section 630.

      "Environmental Release" shall have the meaning set forth in CERCLA.

      "Environmental and Safety Requirements" shall mean all Applicable Law concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Environmental Release, threatened Environmental Release, control or cleanup of any

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hazardous or  otherwise  regulated  materials,  substances  or wastes,  chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or distillates, asbestos, polychlorinated biphenyls, noise or radiation).

      "Equity Equivalents" has the meaning set forth in Section 2.6(g) below.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Agent" means the law firm of Kane Kessler, P.C., having an address at 1350 Avenue of the Americas, New York, New York 10019.

      "Escrow Agreement" means that certain escrow agreement to be entered into at Closing by and among the Escrow Agent, Purchaser, the Shareholders and Whitcup substantially in the form annexed hereto as EXHIBIT A.

      "Exercise Date" shall mean one (1) business day after the receipt by Purchaser of a Put Notice from a Shareholder during the Exercise Period.

      "Exercise Period" has the meaning set forth in Section 2.6 below.

      "Exercise Price" has the meaning set forth in Section 2.6 below.

      "Exercise Shares" has the meaning set forth in Section 2.6 below.

      "Fiduciary" has the meaning set forth in Section 3(21) of ERISA.

      "GAAP" means U.S. generally accepted accounting principles, consistently applied.

      "Governmental Entity" shall mean any national, international, territorial, state, regional, provincial or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative commission or other agency, or any political or other subdivision, department or branch of any of the foregoing, or any arbitrator or mediator.

      "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

      "Insurance Policies" has the meaning set forth in Section 4.1(u) below.

      "Intellectual Property" shall mean any United States, foreign, international and state patents and patent applications, industrial design registrations, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); Internet domain names; copyrights, copyright registrations, renewals and applications for copyrights, including without limitation for the Content and the Software (each as defined herein) (collectively, "Copyrights"); Content; Software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, rights of privacy and publicity, including but not limited to, the names, likenesses, voices and biographical information of real persons, and all license agreements and other agreements granting rights relating to any of the foregoing which are classified as intangible assets under GAAP.

      "Knowledge", whether capitalized or not, means (i) the actual knowledge of such Person after due inquiry or (ii) knowledge that such Person should have reasonably been expected to know in the Ordinary Course of Business, unless otherwise provided for herein to the contrary. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any of such Person's current Affiliates, officers or directors, has, or at any time had, knowledge of such fact or other matter. In addition, the Shareholders and each of the Consolidated Companies shall be deemed to have "knowledge" of a particular fact or other matter if Tyrone Albert, Morris Whitcup, Robert Reitter, Nicholas Tortorello, Bruce Kavitsky, Francis Nuzzi, Beth Wilson, Christine Ward and Arye Lubovitz has knowledge of such fact or matter.

      "Lease" and "Leases" have the meanings set forth in Section 4.1(o) below.

      "Leased Property" has the meaning set forth in Section 4.1(o) below.

      "Liability" and "Liabilities" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due).

      "License Agreements" shall have the meaning set forth in Section 4.1(q).

      "Liquidated Damages Amount" has the meaning set forth in Section 6.3(a)(y) below.

      "Litigation" has the meaning set forth in Section 4.1(m) below.

      "Losses" has the meaning set forth in Section 7.3 below.

      "Material Adverse Effect" means any change, event or condition of any character which has had or could have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Consolidated Companies or on any of their respective relations with any Person, employee, customer or supplier.

      "Multiemployer Plan" has the meaning set forth in Section 3(37)(A) of ERISA.

      "NEBEX" shall mean "New England Business Exchange, Inc."

      "One Year Deferred Consideration Amount" means a sum determined in accordance with the formula set forth on SCHEDULE 2.3 hereto.

      "One Year Deferred Consideration Threshold" means an amount of Year End Adjusted EBITDA equal to $841,000.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person" shall mean any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

      "Preferred Shares" means all of the outstanding shares of Preferred Stock.

      "Preferred Stock" means the authorized preferred stock of the Corporation, $1.00 par value.

      "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

      "Purchase Price" has the meaning set forth in Section 2.2 below.

      "Purchaser Transaction Expenses" has the meaning set forth in Section 6.3(a) below.

      "Purchaser's Business" means (i) subscription-based research and consulting services, (ii) any short-answer or rapid-turnaround research and consulting services, or (iii) any in-depth business research or competitive intelligence services.

      "Put Notice" has the meaning set forth in Section 2.6 below.

      "Related Party" and "Related Parties" has the meaning set forth in Section 4.1(aa) below.

      "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

      "Representatives" means, as to any Person, its accountants, attorneys, consultants, officers, directors, employees, agents and other advisers and representatives.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

      "Shareholder" and "Shareholders" have the meanings set forth in the first paragraph of this Agreement.

      "Shareholders' Taxes" has the meaning set forth in Section 5.11 below.

      "Shareholder Transaction Expenses" has the meaning set forth in Section 6.3(e) below.

      "Shares"  means all  shares of Common  Stock and all  shares of  Preferred
Stock.

      "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation to the foregoing, the software technology supporting any functionality contained on any of the Consolidated Companies' Internet site(s), and (v) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

      "Straddle Returns" has the meaning set forth in Section 5.11 below.

      "Subsidiaries" means, collectively, Advanced Analytics, Guideline Chicago, Guideline Consulting and Tabline.

      "Subsidiary Shareholders" means any Person, other than the Corporation, that owns the capital stock of any of the Subsidiaries.

      "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.

      "Transaction" has the meaning set forth in Section 5.9 below.

      "Two Year Adjusted EBITDA" means, for the two year period ending March 31, 2005, in accordance with GAAP, computed consistent with historical practices, gross profit of the Consolidated Companies less the sum of:

      (a) Eight Million Two Hundred Thousand Dollars ($8,200,000), inclusive of labor costs historically included by the Consolidated Companies in the "Selling, General and Administrative" expense category in their GAAP financial statements;

      (b) to the extent not already deducted in calculating EBITDA, three percent (3%) of the sales of the Consolidated Companies, such sales to be determined in accordance with GAAP; and

      (c) to the extent not already deducted in calculating EBITDA, ten percent (10%) of sales of the Consolidated Companies that are sourced by the Purchaser or its Affiliates (other than the

Consolidated Companies), such sales to mean sales determined in accordance with GAAP less pass through costs charged to customers.

      For purposes of this definition, gross profit will include, without limitation, the gross profit from each Valid Market Research Project.

      "Two Year Deferred Consideration Amount" means a sum determined in accordance with the formula set forth on SCHEDULE 2.4 hereto.

      "Two Year Deferred Consideration Threshold" means an amount of Two Year Adjusted EBITDA equal to $2,200,000.

      "Valid  Market   Research   Project"   means  each  project  of  a  nature
historically performed by the Consolidated Companies that is either (i) performed by the Consolidated Companies; or (ii) available to be performed by the Consolidated Companies and selected by Friedland and La Terra to be performed by the Consolidated Companies but actually performed elsewhere as a result of a decision by Purchaser.

      "Year End Adjusted EBITDA" means, for the one year period ending March 31, 2004, in accordance with GAAP, computed consistent with historical practices, gross profit of the Consolidated Companies less the sum of:

      (a) Four Million One Hundred Thousand Dollars ($4,100,000), inclusive of labor costs historically included by the Consolidated Companies in the "Selling, General and Administrative" expense category in their GAAP financial statements;

      (b) to the extent not already deducted in calculating EBITDA, three percent (3%) of the sales of the Consolidated Companies, such sales to be determined in accordance with GAAP; and

      (c) to the extent not already deducted in calculating EBITDA, ten percent (10%) of sales of the Consolidated Companies that are sourced by the Purchaser or its Affiliates (other than the Consolidated Companies), such sales to mean sales determined in accordance with GAAP less pass through costs charged to customers.

      For purposes of this definition, gross profit will include, without limitation, the gross profit from each Valid Market Research Project.

                                   ARTICLE II

                           SALE AND PURCHASE OF SHARES

      Section 2.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, on the Closing Date, the Shareholders shall sell to Purchaser, and Purchaser shall purchase from the Shareholders, all of the Shareholders' right, title and interest in and to the Shares, which shall collectively constitute one hundred percent (100%) of the issued and outstanding capital stock of the Corporation. At the Closing, the Shareholders shall deliver to Purchaser all of the certificates representing the Shares together with stock powers separate from the certificates duly executed by the Shareholders in blank and sufficient to convey to Purchaser good title to all of the Shares free and clear of any and all Encumbrances of any nature whatsoever, other than restrictions arising under applicable securities laws.

      Section 2.2 CONSIDERATION. (a) Subject to the terms and conditions set forth in this Agreement, in addition to any One-Year Deferred Consideration Amount that may be payable pursuant to Section 2.3 hereof or Two Year Deferred Consideration Amount that may be payable pursuant to Section 2.4 hereof, the aggregate purchase price for the Shares shall be up to Four Million Four Hundred Fifteen Thousand Two Hundred and Eight ($4,415,208) Dollars (the "Purchase Price"), payable by Purchaser to or for the benefit of the Shareholders, as follows:

                  (i) $3,689,167 shall be payable in cash by wire transfer of immediately available funds at the Closing (the "Cash Consideration") to such parties and in such amounts as set forth on SCHEDULE 2.5 annexed hereto.

                  (ii) $351,042 of duly authorized and non-assessable unregistered shares (the "Closing Consideration Shares") of Purchaser's common stock, par value $.0001 per share (the "Purchaser Common Stock") distributed to such parties and in such amounts as set forth on SCHEDULE 2.5 annexed hereto;

                  (iii) $375,000   of   duly   authorized   and   non-assessable
                        unregistered shares (the "Escrow Consideration Shares") of Purchaser Common Stock, shall be deposited by Purchaser at the Closing with the Escrow Agent, which shares shall be held and distributed, subject to the set-offs, if any, authorized herein, pursuant to the terms and provisions hereof and the Escrow Agreement;

      For purposes of determining the number of shares of Purchaser Common Stock which shall constitute the Consideration Shares payable at Closing to the Shareholders or deposited in Escrow, the value of Purchaser Common Stock shall be determined based upon the Average Closing Price. The "Consideration Shares" shall mean, collectively, the Closing Consideration Shares and the Escrow Consideration Shares and shall not include any Purchaser Common Stock issued pursuant to Section 2.3 hereof.

      Section 2.3 ONE YEAR DEFERRED CONSIDERATION. If the Year End Adjusted EBITDA for the twelve months ended March 31, 2004 shall exceed the One Year Deferred Consideration Threshold, subject to the set-offs, if any, authorized herein, the Purchaser shall pay, or shall arrange for the Corporation to pay, to such parties and in such amounts as set forth on SCHEDULE 2.5, in cash by wire transfer of immediately available funds the One Year Deferred Consideration Amount indicated on SCHEDULE 2.3 hereto within thirty (30) days after the determination of the Year End Adjusted EBITDA; provided, however, that each of the Shareholders may separately elect to have up to fifty percent (50%) of the amount of One Year

Deferred Consideration Amount payable to such Shareholder in an amount of duly authorized and non-assessable unregistered shares of Purchaser's Common Stock by providing Purchaser with written notice of the exercise of such election and stating the percentage of One Year Deferred Consideration Amount to be payable in Purchaser's Common Stock within ten (10) days after the determination of the Year End Adjusted EBITDA. The price of any Purchaser Common Stock delivered as partial consideration for the One Year Deferred Consideration Amount shall be determined by taking the average closing price of the Purchaser Common Stock quoted on the NASDAQ System for a ten (10) consecutive trading day period ending on the trading day immediately prior to the twentieth (20th) day after the determination of the Year End Adjusted EBITDA.

      Section 2.4 TWO YEAR DEFERRED CONSIDERATION. If the Two Year Adjusted EBITDA for the twenty-four months ended March 31, 2005 shall exceed the Two Year Deferred Consideration Threshold, subject to the set-offs, if any, authorized herein, the Purchaser shall pay, or shall arrange for the Corporation to pay, to such parties and in such amounts as set forth on SCHEDULE 2.5, in cash by wire transfer of immediately available funds the Two Year Deferred Consideration Amount indicated on SCHEDULE 2.4 hereto within thirty (30) days after the determination of the Two Year Adjusted EBITDA.

      Section  2.5  PAYMENT  OF  CONSIDERATION.   The  Cash  Consideration,  the
Consideration Shares, the One Year Deferred Consideration Amount, if any, and the Two Year Deferred Consideration Amount, if any, shall be allocated, and to the extent required hereby payments shall be made, to or for the benefit of each of the Shareholders in the amounts and percentages set forth on SCHEDULE 2.5 hereto.

      Section 2.6 PUT OPTION. SUBJECT to the terms hereof, each of the Shareholders shall, beginning on the date that is 735 days after the Closing Date and ending on the date that is 855 days after the Closing Date (or the immediately following business day if such date is a Saturday, Sunday or United States banking holiday) (the "Exercise Period"), on a one time basis (except as provided in Section 2.6(k) below), be entitled to each put to the Purchaser up to an amount of Consideration Shares set forth on SCHEDULE 2.6 annexed hereto by providing the Purchaser with written notice in substantially the form set forth in EXHIBIT 2.6(i) annexed hereto (the "Put Notice") of its election to exercise this put right, and after its receipt of the Put Notice, the Purchaser, or its designee, shall, to the extent that it has funds legally available therefor and is not restricted contractually, purchase from the Shareholders, the Exercise Shares (as defined below) upon the terms set forth below in this Section 2.6 (the "Consideration Shares Put"):

            (a) PRICE. Upon exercise of the Consideration Shares Put pursuant to the terms hereof, the Purchaser shall, to the extent that it has funds legally available therefor and is not restricted contractually, repurchase an amount of Exercise Shares for a price per share equal to the greater of (i) the Average Closing Price and
            (ii) the Average Put Price (the "Exercise Price").

            (b) NUMBER OF SHARES EXERCISABLE. The Consideration Shares Put shall be for the aggregate number of Consideration Shares set forth in the Put Notices, provided that the maximum number of Consideration Shares exercisable, in the aggregate, shall be an amount of shares of Purchaser Common Stock equal to the Consideration Shares divided by the Exercise Price (the "Exercise Shares").

            (c) GUARANTY OF DAVID WALKE ("DW"). In the event that after exercise of the Consideration Shares Put by a Shareholder, if the Purchaser either does not fulfill its obligations to repurchase, does not have funds legally available to repurchase, or is contractually restricted from repurchasing any portion of the Consideration Shares within thirty (30) days after receipt of written notice thereof by the Shareholders of the Purchaser's failure to comply with such obligations regarding the Consideration Shares Put, DW shall, to the extent that the Purchaser fails to fulfill such obligations pursuant to the terms of the Consideration Shares Put, either (i) loan the Purchaser sufficient funds for the purpose of the Purchaser fulfilling its repurchase obligations under the Consideration Shares Put, or (ii) purchase or arrange for a third party to purchase any remaining portion of the Exercise Shares for such party's benefit; provided, that in the event that DW makes the loans, purchases or arranges for the purchases of the Exercise Shares described in (i) or (ii) above through the Letters of Credit described in Section 2.6(d) or otherwise, the Exercise Price for the Exercise Shares to be purchased thereby shall be limited to the Average Closing Price. In the event that DW purchases the Exercise Shares either pursuant to the provisions of this Section 2.6(c) or 2.6(d) below, the Purchaser shall be relieved of any further obligation and liability, and the Shareholders shall have no further recourse in respect of, the Consideration Shares Put or otherwise relating to those shares actually purchased at the Average Closing Price. In the event that DW loans to the Purchaser funds pursuant to Section 2.6(c)(i), the Purchaser agrees that such funds shall be used to fulfill its repurchase obligations under the Consideration Shares Put.

            (d) SECURITY FOR DW GUARANTY. DW shall provide two letters of credit at Closing aggregating Seven Hundred Twenty-Six Thousand and Forty-Two Dollars ($726,042) (the "Security Amount") in form and substance as set forth as EXHIBIT 2.6(ii)(a) AND 2.6(ii)(b) annexed hereto (the "Letters of Credit") to secure in full all of his obligations pursuant to Section 2.6(c) hereof. Each of the Letters of Credit shall remain outstanding and in effect to the extent that such Letter of Credit is not drawn upon in accordance with its terms, until the earlier to occur of (i) sixty (60) days after the end of the Exercise Period or (ii) the sale of all of the Consideration Shares; provided, that notwithstanding (i) and (ii) above, DW shall cause each Letter of Credit to remain outstanding for a number of days equal to the same number of days that the Exercise Period was extended as a result of a Blackout Period. Upon the transfer of any of the Consideration Shares, the amount of the Letter of Credit shall be proportionately reduced to equal the product of the Security Amount multiplied by a fraction, the numerator of which is the number of Exercise Shares held by the Shareholders, as the case may be, after such transfer and the denominator of which is the original number of Exercise Shares held by the Shareholders. Purchaser and the Shareholders, as the case may be, covenant to promptly provide any written instructions to the issuer of the Letter of Credit and to provide such issuer with such documentation or instruments as the issuer may reasonably request from time to time to effect the reductions provided for in this Section 2.6(d).

            (e) PAYMENT AND DELIVERY TERMS. Payment for any Exercise Shares to be transferred under the Consideration Shares Put shall be made by bank or certified check pursuant to a Closing scheduled pursuant to the Put Notice.

            (f) ASSIGNMENT. The Consideration Shares Put may not be assigned or transferred to any Person except by will or the applicable laws of descent and distribution so long as such transferee agrees to be bound by all of the terms and provisions of this Agreement.

            (g) ADJUSTMENTS TO CONSIDERATION SHARES. If all or any portion of the Consideration Shares Put shall be exercised subsequent to any share distribution, share split, split-up, split-off, spin-off, recapitalization, reincorporation merger with a wholly owned Delaware subsidiary, separation, reorganization, liquidation, combination, redemption, or exchange of shares, warrants or other units of equity (together, "Equity Equivalents") of the Purchaser, occurring after the date hereof, as a result of which Equity Equivalents of any class shall be issued in respect of outstanding Common Stock being changed into the same or a different number of shares of Common Stock or other Equity Equivalents, the terms of the Consideration Shares Put shall be correspondingly and ratably adjusted by the Board of Directors of the Purchaser so as to be substantially the economic equivalent of the terms in effect immediately prior to such event.

            (h) EXTENSION OF EXERCISE PERIOD. The Exercise Period may be extended upon the written agreement of Purchaser, DW and the Shareholders.

            (i) BLACKOUT PERIODS. Notwithstanding anything to the contrary, the Shareholders may not exercise the Consideration Shares Put during any Blackout Period. "Blackout Period" shall mean (A) any period during which the Shareholders are aware of material nonpublic information with respect to the Purchaser and (B) the period beginning on the first day of the last month of any fiscal quarter of the Purchaser and ending on the second business day after the public disclosure of revenue and earnings of the Purchaser for the quarter; provided, that the Purchaser covenants that at expiration of the Exercise Period, Purchaser will not cause, permit or allow any Blackout Period or Periods to interfere with the Consideration Shares Put for more than forty-five (45) days in the aggregate. If the Exercise Period expires during a Blackout Period, the Exercise Period shall be extended for a period of fifteen (15) business days commencing on the first business day after the expiration of any operative Blackout Period.

            (j) EXERCISE OF CONSIDERATION SHARES PUT WITH RESPECT TO ESCROW CONSIDERATION SHARES. If during the Exercise Period, there is an outstanding unsatisfied indemnification claim pursuant to the Escrow Agreement whereby

            Consideration Shares are being retained by the Escrow Agent pursuant to the Escrow Agreement, the Shareholders shall be able to exercise the Consideration Shares Put as to such Consideration Shares remaining in escrow provided that (a) upon exercise of the
            Consideration Shares Put as to such Consideration Shares, all amounts payable for such Consideration Shares being held by Escrow Agent shall be delivered directly to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement and (b) in connection with such exercise, if either of the Shareholders draw down a Letter of Credit for payment due under the Consideration Shares Put with respect to Consideration Shares that remain in escrow pursuant to the Escrow Agreement, such Shareholder shall deliver to Escrow Agent in the manner set forth in the required certification set forth in the applicable Letter of Credit such amounts payable thereunder as a result of the exercise of the Consideration Shares Put with respect to such Consideration Shares being held in escrow.

            (k) SECOND EXERCISE OF CONSIDERATION SHARES. Each Shareholder shall be able to only deliver one Put Notice with respect to the number of shares set forth adjacent to such Stockholder's name set forth on
            Schedule  2.6  and  exercise  the  Consideration  Shares  Put  once;
            provided, that if a Shareholder is exercising the Consideration Shares Put with respect to Consideration Shares issued to Whitcup as a representative of Whitcup, such Shareholder may deliver up to two Put Notices so long as one (and only one) of such Put Notices is being delivered solely for the exercise of the Consideration Shares Put with respect to Consideration Shares issued to Whitcup.

      Section 2.7 DETERMINATION OF CALCULATIONS. (a) The Year End Adjusted EBITDA, the One Year Deferred Consideration Amount, and whether the One Year Deferred Consideration Threshold has been met shall be determined by the Chief Financial Officer of the Purchaser no later than May 31, 2004 and notice thereof shall be delivered to the Shareholders within ten (10) days of such determination. The Two Year Adjusted EBITDA, the Two Year Deferred Consideration Amount, and whether the Two Year Deferred Consideration Threshold has been met shall be determined by the Chief Financial Officer of the Purchaser no later than May 31, 2005 and notice thereof shall be delivered to the Shareholders within ten (10) days of such determination. The Average Put Price shall be determined by the Chief Financial Officer of the Purchaser no later than five days after the Exercise Date.

      (b) The Shareholders and their respective accountants shall be afforded access to and shall be entitled to review the work papers in connection with the determination of the Year End Adjusted EBITDA, the Two Year Adjusted EBITDA, the One Year Deferred Consideration Amount, the Two Year Deferred Consideration Amount, whether the One Year Deferred Consideration Threshold or the Two Year Deferred Consideration Threshold has been met, and the Average Put Price. These determinations shall become final and binding upon the parties unless, within thirty (30) days following delivery to the Shareholders, notice is given by the Shareholders to Purchaser and Escrow Agent of the Shareholders' dispute, setting forth in reasonable detail the Shareholders' basis for such objection. If notice of dispute is timely given by the Shareholders, the parties shall work together in good faith to resolve such dispute. If the parties are unable to reach agreement within thirty (30) days after notice of dispute has been received by Purchaser, the dispute shall be referred as promptly as practicable for resolution to PricewaterhouseCoopers or such other independent accounting firm that Shareholders and Purchaser jointly agree on within fifteen (15) days after the expiration of such thirty
(30) day period (the "Determining Accountants"). The Determining Accountants will make a determination as to each item in dispute, which determination will be (i) in writing, (ii) furnished to Purchaser, the Shareholders and the Escrow Agent as promptly as practicable after the items in dispute have been referred to the Determining Accountants, (iii) made in accordance with this Agreement, and (iv) final and binding upon each party hereto. Each of Purchaser and the Shareholders will use reasonable efforts to cause the Determining Accountants to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Determining Accountants for information, books, records and similar items. All costs and expenses incurred as a result of the services rendered by the Determining Accountants in connection with the determination of such disputed item shall be divided equally between the Shareholders and the Purchaser.

      Section 2.8  LEGENDING  OF  CONSIDERATION  SHARES.  Each  certificate  for
Purchaser Common Stock to be issued to the Shareholders pursuant to this Agreement and the Escrow Agreement shall bear substantially the following legend:

                  NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE "ACT") AND ALL APPLICABLE STATE SECURITIES LAWS OR (B) IF SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF THE ACT.

                                   ARTICLE III

                                     CLOSING

      Section 3.1 TIME AND PLACE OF CLOSING. Provided that each condition precedent to close set forth in this Article has been satisfied or waived by the party entitled to waive such condition, the Closing shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019 on April 1, 2003 or at such earlier time as the parties shall agree. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

      Section 3.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of Purchaser to purchase the Shares and to perform its other obligations under this Agreement shall be subject to the satisfaction of each and every of the following conditions precedent (or waiver thereof by Purchaser) on or prior to the Closing Date:

            (a) REPRESENTATIONS AND WARRANTIES. On the Closing Date, each of the representations and warranties of the Shareholders contained in Section 4.1 of this Agreement, or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, and Purchaser shall have received a certificate from each of the Shareholders, dated the Closing Date, to that effect.

            (b) COMPLIANCE WITH OBLIGATIONS. The Shareholders shall have performed and shall have caused the Consolidated Companies, as the case may be, to perform or comply in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date and Purchaser shall have received a certificate from each of the Shareholders, dated the Closing Date, to that effect.

            (c) NO MATERIAL ADVERSE CHANGE. Except as may be set forth herein, since January 31, 2002, there shall have been no change, occurrence or circumstance having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and Purchaser shall have received a certificate from each of the Shareholders, dated the Closing Date, to such effect.

            (d) CONSENTS. Except as specified in SCHEDULE 4.1(k), the Consolidated Companies shall have obtained, on or prior to the Closing Date, the consent of all Persons, the consent of which is required, so that the consummation of the transactions contemplated by this Agreement will not constitute a default or accelerate any liability under any agreement to which any of the Consolidated Companies is a party or by which any of the Consolidated Companies is bound.

            (e) DUE DILIGENCE. The Shareholders shall have afforded Purchaser, its agents and other Representatives, complete access to the properties, facilities and books and records of the Consolidated Companies.

            (f) NO INJUNCTIONS. ETC. The Closing shall not have been enjoined or prohibited by any judicial or regulatory proceeding, nor shall any action, proceeding, suit, litigation or investigation be pending or threatened before any Governmental Entity (i) that seeks to enjoin or prohibit, or to obtain damages in connection with the Closing or (ii) that purports to affect the legality, validity or enforceability of this Agreement and the other documents, instruments and agreements to be entered into by the Shareholders pursuant hereto.

            (g) RECEIPT OF DOCUMENTS, ETC. Purchaser shall have received the following, in form and substance reasonably satisfactory to Purchaser:

                  (i) certificates representing the Shares, which certificates shall be in good delivery form, duly endorsed or accompanied by appropriate stock transfer powers duly executed;

                  (ii) certificates issued in the name of the Corporation representing all of the issued and outstanding shares of each of the Subsidiaries;

                  (iii) for each of the Consolidated Companies, copies of the Articles of Incorporation (as recently certified by their respective jurisdictions of formation) and Bylaws, certified by the Secretary of each of the Consolidated Companies as of the Closing Date as being true and correct copies thereof as in effect on the Closing Date;

                  (iv) all corporate minute books, stock certificate books and other corporate records of each of the Consolidated Companies;

                  (v) a certificate of the Secretary of State of the State of New York, dated as of a date within thirty (30) days prior to the Closing Date, certifying that the Corporation is in good standing under the laws of the State of New York;

                  (vi) a certificate of the Secretary of State of the State of New York, dated as of a date within thirty (30) days prior to the Closing Date, certifying that Advanced Analytics is in good standing under the laws of the State of New York;

                  (vii) a certificate of the Secretary of State of the State of Illinois, dated as of a date within thirty (30) days prior to the Closing Date, certifying that Guideline Chicago is in good standing under the laws of the State of Illinois;

                  (viii) a certificate of the Secretary of State of the State of New York, dated as of a date within thirty (30) days prior to the Closing Date, certifying that Tabline is in good standing under the laws of the State of New York;

                  (ix) a certificate of the Secretary of State of the State of New York, dated as of a date within thirty (30) days prior to the Closing Date, certifying that Guideline Consulting is in good standing under the laws of the State of New York;

                  (x) a favorable opinion letter of Wormser, Kiely, Galef & Jacobs LLP, counsel to the Shareholders, dated the Closing Date and addressed to Purchaser substantially in the form attached hereto as EXHIBIT 3.2(x);

                  (xi) duly executed Employment Agreements, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, by and between the Corporation (or one of the Subsidiaries satisfactory to Purchaser), and each of Friedland, La Terra, Whitcup, Tyrone Albert and Robert Reitter; and

                  (xii) a release in the form annexed hereto as EXHIBIT 3.2(xii) executed by each of the Shareholders.

            (h) SUBSIDIARIES. At Closing, the equity interests in and to each of the Subsidiaries of the Corporation shall be owned one hundred percent by the Corporation and the Purchaser shall have received satisfactory evidence that the stockholders agreements between (I) Advanced Analytics and Whitcup and (II) Guideline Consulting and Tortorello have been terminated.

            (i) AUDITED FINANCIAL STATEMENTS AND ADDITIONAL FINANCIAL STATEMENTS. Purchaser shall receive and be reasonably satisfied with the Additional Financial Statements and the Audited Financial Statements together with an unqualified opinion letter of the auditor performing the Audit.

      Section 3.3 CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS TO CLOSE. The obligations of the Shareholders to sell the Shares and for each to perform their other obligations under this Agreement shall be subject to the satisfaction of the following conditions precedent (or waiver thereof by the Shareholders) on or prior to the Closing Date:

            (a) REPRESENTATIONS AND WARRANTIES. On the Closing Date, each of the representations and warranties of Purchaser contained in Section 4.2 of this Agreement or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, and the Shareholders shall have received a certificate from Purchaser, dated the Closing Date, to that effect.

            (b) COMPLIANCE WITH OBLIGATIONS. Purchaser shall have performed or complied in all material respects with all agreements, covenants and obligations required by this

Agreement to be performed or complied with by it on or prior to the Closing Date and the Shareholders shall have received a certificate from Purchaser, dated the Closing Date, to that effect.

            (c) NO INJUNCTIONS. ETC. The Closing shall not have been enjoined or prohibited by any judicial or regulatory proceeding, nor shall any action, proceeding, suit, litigation or investigation be pending or threatened before any court, arbitration, tribunal, governmental or regulatory agency or legislative body (i) that seeks to enjoin or prohibit, or to obtain substantial damages in connection with, the Closing, or (ii) that purports to affect the legality, validity or enforceability of this Agreement and the other documents, instruments and agreements to be entered into by Purchaser pursuant hereto.

            (d) RECEIPT OF DOCUMENTS,  ETC. The Shareholders shall have received
the  following,   in  form  and  substance   reasonably   satisfactory   to  the
Shareholders:

            (i)   the Cash Consideration;

            (ii)  the Closing Consideration Shares;

            (iii) certified copies of resolutions of the Board of Directors of
                  Purchaser approving the transactions set forth in this Agreement;

            (iv) a Certificate of the Secretary of State of the State of New York, as of a date within thirty (30) days prior to the Closing Date, certifying that Purchaser is in good standing under the laws of the State of New York; and

            (v) A favorable opinion letter of Kane Kessler, P.C., counsel to the Purchaser and DW, dated the Closing Date and addressed to the Shareholders in the form substantially attached hereto as
                  EXHIBIT 3.3(d).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders represent and warrant to Purchaser that each of the following statements is true, accurate and complete as of the date hereof:

            (a) ORGANIZATION AND STANDING OF THE CONSOLIDATED COMPANIES. Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it was incorporated, has the full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals required to carry on the Business in the places and as it is now being conducted and to own, lease and sublease the properties and assets with respect to the Business which it now owns, leases or subleases and is qualified to do business as a foreign corporation in each of the jurisdictions listed in SCHEDULE 4.1(a) attached hereto, which constitute all of the jurisdictions in which such qualification is required with respect to the operation by the Consolidated Companies of the Business. Other than the Shareholders, no Person controls the Corporation, whether by contract or otherwise. Other than the Corporation, no Person controls the Subsidiaries, whether by contract or otherwise.

            (b) ARTICLES OF  INCORPORATION,  BYLAWS AND CORPORATE RECORDS OF THE
CONSOLIDATED COMPANIES. The Shareholders have heretofore furnished to Purchaser complete and correct copies of the Articles of Incorporation, Bylaws, stock ledgers and all minutes of the meetings of the Board of Directors and stockholders of each of the Consolidated Companies. All material actions taken by each of the Consolidated Companies since their organization and incorporation have been duly authorized and/or subsequently ratified by the Shareholders or Board of Directors of each of the Consolidated Companies, as necessary, and are set forth in the respective minute books of the Consolidated Companies. The minute books of each of the Companies has previously been provided to the Purchaser. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of each of the Consolidated Companies from the date of its incorporation to the date hereof. All such meetings were duly called and held, and a quorum was present and acting throughout each such meeting. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of the Consolidated Companies, and certificates representing all canceled shares of capital stock have been returned to the stock ledger, except where a lost certificate affidavit has been received from the registered owner (or their lawful representative) of the shares evidenced thereby. Execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders does not and will not violate any provision of the Articles of Incorporation and Bylaws of the Consolidated Companies.

            (c) CAPITALIZATION OF THE CORPORATION. The entire authorized capital stock of the Corporation consists of 12,000 shares of Preferred Stock of which 6,000 shares are issued to Friedland and remain outstanding, and 2,500 shares of Common Stock of which 100 shares are issued to each of Friedland and La Terra and remain outstanding. All of the issued and outstanding Common Stock and Preferred Stock have been duly authorized, are validly issued, fully paid and non-assessable (other than pursuant to New York Business Law Section 630) and are held of record by the Shareholders, and are free and clear of any liens, charges, Encumbrances or in violation of any statutory or common law preemptive rights. Except as set forth in SCHEDULE 4.1(c) attached hereto, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Corporation or any Shareholder is a party or which are binding upon the Corporation or any Shareholder providing for the issuance, transfer, disposition or acquisition of any of its capital stock. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to the Corporation. There are no dividends which have accrued or been declared but are unpaid on the outstanding capital stock of the Corporation. All Taxes required to be paid in connection with the issuance and any transfers of the outstanding capital stock of the Corporation have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Corporation from the date of its incorporation to the date hereof have been obtained or effected, and all securities of the Corporation have been issued and are held in accordance with the provisions of all Applicable Law. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Corporation, which would not otherwise be terminated at or before the Closing. Upon consummation of the Closing, the Corporation will not have any securities convertible into or exchangeable for any shares of its capital stock which have been created prior to the Closing, nor will it have outstanding any rights, options, agreements or arrangements to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for its capital stock, which has been created prior to the Closing.

            (d) CAPITALIZATION OF THE SUBSIDIARIES. The entire authorized capital stock of the Subsidiaries is as set forth on SCHEDULE 4.1(d) hereto. All of the issued and outstanding capital stock of the Subsidiaries has been duly authorized, is validly issued, fully paid and non-assessable (other than pursuant to New York Business Law Section 630) and at Closing will be held of record by the Corporation, as set forth on EXHIBIT B attached hereto, and are free and clear of any liens, charges or other Encumbrances. Except as set forth in SCHEDULE 4.1(d) attached hereto, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Subsidiaries or the Corporation is a party or which are binding upon the Subsidiaries or the Corporation providing for the issuance, transfer, disposition or acquisition of any of their capital stock. There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to the Subsidiaries. There are no dividends which have accrued or been declared but are unpaid on the outstanding capital stock of the Subsidiaries. All Taxes required to be paid in connection with the issuance and any transfers of the outstanding capital stock of the Subsidiaries have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Subsidiaries from the their respective dates of incorporation to the date hereof have been obtained or effected, and all securities of the Corporation have been issued and are held in accordance with the provisions of all Applicable Law. Except as provided in
SCHEDULE 4.1(d) attached hereto, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Subsidiaries, which would not otherwise be terminated at or before the Closing. Upon consummation of the Closing, the Subsidiaries will not have any securities convertible into or exchangeable for any shares of its capital stock which have been created prior to the Closing, nor will it have outstanding any rights, options, agreements or arrangements to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for its capital stock, which has been created prior to the Closing.

            (e) AUTHORITY. Each Shareholder has the full power and authority to execute and deliver this Agreement and the other documents, instruments and agreements to be entered into by him pursuant hereto, to perform hereunder and thereunder, and to consummate the transactions identified in this Agreement without the necessity of any act or consent of any other Person or entity whomsoever, except for the consents described in SCHEDULE 4.1(e) hereto. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by each Shareholder in connection herewith, constitute or will, when executed and delivered, constitute the legal, valid and binding obligation of each Shareholder, enforceable against him in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

            (f) SUBSIDIARIES. Except as set forth in SCHEDULE 4.1(f) attached hereto, the Corporation does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, joint venture, limited liability company or other business association other than the Subsidiaries.

            (g)  FINANCIAL  STATEMENTS:   LIABILITIES  AND  OBLIGATIONS  OF  THE
CONSOLIDATED COMPANIES.

                  (i)   The Consolidated Financial Statements attached hereto as
                        SCHEDULE 4.1(g)(i) have been prepared in accordance with GAAP and the books and records of the Consolidated Companies, are correct and complete, and fairly present, in all material respects, the financial position and the results of operations and cash flows of the Consolidated Companies as of the dates and for the periods indicated therein, subject to customary and usual audit adjustments consistently applied.

                  (ii)  The Additional  Financial  Statements attached hereto as
                        SCHEDULE 4.1(g)(ii) have been prepared in accordance with GAAP and the books and records of the Consolidated Companies, are correct and complete, and fairly present, in all material respects, the financial position and the results of operations and cash flows of the Consolidated Companies as of the dates and for the periods indicated therein, subject to customary and usual audit adjustments consistently applied.

                  (iii) Except  as  set  forth  in   SCHEDULES   4.1(g)(i)   AND
                        4.1(g)(ii) attached hereto, the Consolidated Companies have no direct or indirect indebtedness, liability,
                        claim,   loss,   damage,   deficiency,   obligation   or
                        responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, except for (A) the liabilities and obligations of the Consolidated Companies disclosed in the Consolidated Financial
                        Statements  and the Additional  Financial  Statements or
                        (B) liabilities incurred or accrued in the Ordinary Course of Business since January 31, 2003.

            (h) TAXES. Each of the Consolidated Companies has duly filed or caused to be filed all Tax reports and returns that it was required to file. Except as set forth in SCHEDULE 4.1(h) attached hereto, all such reports and returns were prepared and filed in accordance with

Applicable Law and, to the Knowledge of Shareholders, are correct and complete in all material respects and the Corporation has not reported on its income tax returns any positions taken therein that could give rise to a substantial understatement of federal or other income tax. No claim has ever been made by an authority in a jurisdiction where any of the Consolidated Companies does not file Tax returns that it is or may be subject to taxation by that jurisdiction. All Taxes owed by each of the Consolidated Companies as set forth on any filed return have been fully paid or fully reserved against in the Consolidated Financial Statements. Each of the Consolidated Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Except as set forth in SCHEDULE 4.1(h), there is no action, suit, proceeding, investigation, audit dispute or claim concerning any Tax Liability of any of the Consolidated Companies either (i) claimed or raised by any authority in writing or (ii) as to which the Shareholders have any actual knowledge, and, to the knowledge of the Shareholders, there exists no reasonable basis for the making of any such actions, suits, proceedings, investigations, audit disputes or claims. There is not now and there will not be, any liability for federal, state, local or foreign income, sales, use, employment, excise, property, franchise, ad valorem, license, employment or other Taxes, assessments, fees, charges or additions to Tax arising out of, or attributable to, or affecting the Assets or the conduct of the Business through the Closing Date, for which any of the Consolidated Companies will have any Liability for payment or otherwise in excess of the amounts so paid by any of the Consolidated Companies which would be reflected as a liability of any of the Consolidated Companies in its financial statements if prepared as of the Closing Date in accordance with GAAP. Except as set forth in SCHEDULE 4.1(h) attached hereto, the Consolidated Companies have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Shareholders, with respect to any of the Consolidated Companies, nor any of the Consolidated Companies has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of other tax law, domestic or foreign, by reason of a change in accounting method initiated by it or any other relevant party nor has it any knowledge that any taxing authority has proposed any such adjustment or change in accounting method. The Corporation does not have any application pending with any taxing authority requesting permission for any changes in accounting methods.

            (i) TANGIBLE PROPERTY.

            (i) ASSETS. SCHEDULE 4.1(i) hereto sets forth all plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used in the Business ("Tangible Property").

            (ii) TITLE TO ASSETS. Except as disclosed in SCHEDULE 4.1(i) attached hereto, each of the Consolidated Companies have good and valid title to, or a valid leasehold interest in, all Tangible Property, in each case free and clear of any Encumbrances.

            (iii) ENFORCEABILITY OF PERSONAL PROPERTY LEASES. Each of the leases for personal property included in the Assets is in full force and effect and constitutes a legal, valid and binding obligation of one or more of the Consolidated Companies and each other party thereto, enforceable in accordance with its terms, and there is not existing under any of such leases any default of one or more of the Consolidated Companies or any event or condition which, with notice or lapse of time, or both, would constitute a default.

            (iv) OPERATING CONDITION. All of the tangible material Assets are in operating condition and sufficient state of repair to operate the Business as presently conducted by the Consolidated Companies, and is inspected, maintained and operated in conformity with all Applicable Law.

            (v) SUFFICIENCY. Other than as set forth on SCHEDULE 4.1(i), there are no assets owned by any third party which are used in the operation of the Business, as presently conducted by the Consolidated Companies.

            (j) BUYOUT AGREEMENTS. SCHEDULE 4.1(j) attached hereto, lists all agreements wherein the Corporation has the right or obligation to repurchase shares of any of the Subsidiaries held by any Subsidiary Shareholder.

            (k)  AGREEMENT  RELATED  TO OTHER  INSTRUMENTS.  Except as listed in
SCHEDULE 4.1(k) attached hereto, the execution and delivery of this Agreement and the other documents, instruments and agreements to be entered into pursuant hereto by the Shareholders do not, and the consummation of the transactions contemplated hereby and thereby will not, violate or constitute a breach or an occurrence of default under any provision of: (i) any mortgage, deed of trust, conveyance to secure debt, note, loan or lien of any of the Consolidated Companies; (ii) any contract, lease, sublease or other agreement of any of the Consolidated Companies; or (iii) any consent, order, judgment or decree to which any of the Consolidated Companies are a party or by which any of the Consolidated Companies are bound.

            (l) ABSENCE OF CHANGES. Except as disclosed in SCHEDULE 4.1(1) attached hereto, since January 31, 2002:

                  (i) the Consolidated Companies have not (a) sold leased, licensed, transferred or assigned any of the Assets, tangible or intangible, in excess of $10,000 in the aggregate, other than for fair consideration in the Ordinary Course of Business and the Consolidated Companies have not written up the value of any of the Assets, or (b) sold, leased, licensed, transferred, assigned or disposed of any of the material Assets of the Consolidated Companies.

                  (ii) the Consolidated Companies have not entered into any written contract, lease, sublease or license involving more than $25,000, other than customer contracts and subcontractor contracts related thereto entered into in the Ordinary Course of Business;

                  (iii) no party (including, without limitation, the Consolidated Companies) has accelerated, terminated, modified or canceled any contract, agreement, lease, sublease or license (or series of related contracts, agreements, leases, subleases and licenses) involving more than $25,000 to which any of the Consolidated Companies is a party or by which they are bound, and no party (including, without limitation, the Consolidated Companies) has threatened, or notified the Shareholders or any of the Consolidated Companies, of its intent to do any of the foregoing;

                  (iv) the Consolidated Companies have not imposed any written mortgage or pledge of, or permitted or allowed the subjection of any lien, charge, security interest or Encumbrance of any kind on any of its Assets, tangible or intangible;

                  (v) the Consolidated Companies have not made or committed to make any capital expenditure (or series of related capital expenditures) involving more than $25,000;

                  (vi) the Consolidated Companies have not created, incurred, assumed or guaranteed any indebtedness (including capitalized lease obligations) involving more than $25,000 in the aggregate;

                  (vii) the Consolidated Companies have not canceled, amended, delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

                  (viii) the Consolidated Companies have not canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $25,000 in the aggregate;

                  (ix) the Consolidated Companies have not become a defendant in any legal action or proceeding, exclusive of workman's compensation claims, where the amount involved or the potential loss is claimed to be more than $25,000;

                  (x) there has been no change made or authorized in the charter, by-laws or other organizational documents of any of the Consolidated Companies and there has been no change in any method of accounting or accounting practice of any of the Consolidated Companies;

                  (xi) the Consolidated Companies have not issued, sold or otherwise disposed of, or authorized for issuance or sale, their capital stock or other equity securities, or granted or authorized for issuance or sale any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                  (xii) the Consolidated Companies have not declared, set aside or paid any dividend or distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of their capital stock;

                  (xiii) the Consolidated Companies have not experienced any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect;

                  (xiv) the Consolidated Companies have not made any new loan to, or entered into any other transaction with, any of their directors, officers and employees giving rise to any claim or right on their part against the Person or on the part of the Person against them, other than in the Ordinary Course of Business;

                  (xv) the Consolidated Companies have not granted any increase in the compensation, fringe benefits, or other compensation of, or paid any bonus or special payment of any kind (including increases under any bonus, pension, profit-sharing or other plan or commitment) to any of (A) their employees, other than in the Ordinary Course of Business or (B) their shareholders, officers or directors or their Related Parties;

                  (xvi) the Consolidated Companies have not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life or other insurance, (G) severance, (H) other plan, contract or commitment for any of its directors, officers or employees, or modified or terminated any existing such plan, contract or commitment;

                  (xvii) the Consolidated Companies have not made any charitable or other capital contribution outside of the Ordinary Course of Business;

                  (xviii) there has not been any other occurrence, commitment, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving any of the Consolidated Companies which has or will have a Material Adverse Effect; and

                  (xix) the Consolidated Companies have not received notice of any material adverse change in their relationships with any financial institution, customer or supplier with which they currently do Business, nor are the Consolidated Companies or the Shareholders aware of any circumstance that could reasonably lead to such a change; and

                  (xx) the Consolidated Companies have not committed to any of the foregoing.

            (m) LITIGATION. Except as otherwise set forth in SCHEDULE 4.1(m) attached hereto, there has been no suit, action, proceeding, investigation or claim ("Litigation") pending against any of the Consolidated Companies or any of the Shareholders during the past three (3) years in connection with the Business or the Assets nor, to the knowledge of the Shareholders, threatened against any of the Consolidated Companies or any of the Shareholders. There is no Litigation pending or threatened against any of the Consolidated Companies or any of the Shareholders that materially and adversely affects any of the Consolidated Companies, the Assets or the Business or the transactions contemplated by this Agreement and none of the items described in SCHEDULE 4.1(m), singly or in the aggregate, if pursued and/or resulting in a judgment against any of the Consolidated Companies or any of the Shareholders would have a Material Adverse Effect on the Assets or the Business. There are no outstanding judgments, decrees, orders or injunctions issued against any of the Consolidated Companies or any of the Shareholders that in any way materially and adversely affects the Business.

            (n) LICENSES AND PERMITS: COMPLIANCE WITH LAW. Each of the Consolidated Companies possesses all licenses, certificates, permits and franchises required to be obtained from federal, foreign, state, county, municipal or other public authorities in the operation of the Business, and each of the Consolidated Companies is presently conducting the Business so as to comply with all Applicable Law and in all material respects with all licenses, certificates, permits and franchises. The Consolidated Companies are not currently in receipt of written notice from any Governmental Entity alleging the violation of any Applicable Law and to the knowledge of the Consolidated Companies and the Shareholders no investigation, inspection, audit, or other proceeding by any Governmental Entity involving an allegation of violation of any Applicable Law is threatened or contemplated. Attached hereto as SCHEDULE 4.1(n) are true and correct copies of all reports of inspections of the Business and Assets occurred during the past three (3) years through the date hereof under all Applicable Law that are in the possession of the Consolidated Companies, the Shareholders or their agents or employees.

            (o) REAL PROPERTY LEASES.

                  (i) LEASES. SCHEDULE 4.1(o) attached hereto, lists all leases (each a "Lease," and collectively the "Leases") entered into by any of the Consolidated Companies pursuant to which any real property is occupied or used by the Consolidated Companies with respect to the Business (the "Leased
                  Property"). The Shareholders have delivered to Purchaser correct and complete copies of the Leases (including all amendments thereto) listed in SCHEDULE 4.1(o). Except as set forth in SCHEDULE 4.1(o) hereto, with respect to each Lease listed in SCHEDULE 4.1(o): (i) the Leases are legal, valid, binding, enforceable and in full force and effect; (ii) the Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, and (iii) there are no disputes, claims, controversies, oral agreements or forbearance programs in effect as to the Leases; there are no other agreements that concern the right, title or interest in and to the Leases or grant to any other Person the right to occupy the Premises used in the Business. All rent and other sums and charges payable under the Leases are current, no notice of default or termination under the Leases are outstanding, no termination event or condition or uncured default on the part of any of the Consolidated Companies or on the part of the landlord thereunder exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. There are no subleases, licenses or other agreements granting to any person other than the Consolidated Companies any right to the possession, use, occupancy or enjoyment of the premises demised by the Leases. All of the premises demised under the Leases are used in the conduct of the Business. To the Shareholders Knowledge, no landlord under the Leases have any plans to make any material alterations to any of the Leased Property, the construction of which would interfere with the use of any portion of the Leased Property. No landlord under the Leases have any plans to make any material alterations to any of the buildings in which Leased Property is located, the costs of which alterations would be borne in any part by a tenant under such Leases.

                  (ii) LEASEHOLD IMPROVEMENTS. All improvements located on the Leased Property are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the Business conducted and proposed to be conducted by the Consolidated Companies. The heating, ventilation, air conditioning, plumbing and electrical systems at the Leased Properties are in and will be at Closing in good working order and repair to the extent that it is Tenant's obligation. To the knowledge of Shareholders, the heating, ventilation, air conditioning, plumbing and electrical systems at the Leased Properties are in and will be at Closing in good working order and repair to the extent that it is the landlord's obligation, or the Shareholders will have advised the landlord in writing, with a copy delivered to Purchaser, of any defect and requested correction of same. The Consolidated Companies have not experienced any material interruption in such services provided to the Leased Property within the last year.

            (p) REAL PROPERTY OWNERSHIP. None of the Consolidated Companies owns any real property.

            (q) INTELLECTUAL PROPERTY.

                  (i) SCHEDULE 4.1(q) sets forth a complete and accurate list of all United States, international and state (i) patents and patent applications, (ii) Trademark registrations and applications and all material unregistered Trademarks, (iii) Internet domain names, and (iv) copyright registrations and applications and Software (excluding commercially available off the shelf Software), owned by any of the Companies or any other person listed on SCHEDULE 4.1(q) or used in the regular course of business of the Consolidated Companies as currently conducted, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and descriptions of such property.

                  (ii) Except as set forth on SCHEDULE 4.1(q), the Consolidated Companies, directly or indirectly, own or presently have the valid right to use pursuant to license agreements (the "License Agreements"), or otherwise, all Intellectual Property currently used in connection with the business of the Consolidated Companies as currently conducted (such Intellectual Property, together with the License Agreements the "Consolidated Companies Intellectual Property").

                  (iii) Except as set forth on SCHEDULE 4.1(q), the Intellectual Property set forth on SCHEDULE 4.1(q) is solely and exclusively owned by the Consolidated Companies free and clear of all Encumbrances, and as for all registered Intellectual Property, one of the Consolidated Companies is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each registration and application for any Patent, Trademark, Internet domain name and Copyright. Except as set forth on SCHEDULE 4.1(q), all of the Intellectual Property registrations and applications and common law trademarks set forth on SCHEDULE 4.1(q), and the trademark rights underlying any trademark registrations, applications and common law marks set forth on SCHEDULE 4.1(q), are valid and subsisting, in full force and effect, and have not been cancelled, expired, or, to the Knowledge of the Shareholders and the Consolidated Companies, abandoned. Neither the Shareholders nor any of the Consolidated Companies has received any written, or, to the knowledge of the Shareholders or any of the Consolidated Companies, oral notification of any pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the items set forth on SCHEDULE 4.1(q) or any other Consolidated Companies Intellectual Property, directly or indirectly, owned by any of the Consolidated Companies or against any Consolidated Companies Intellectual Property not owned by any of the Consolidated Companies.

                  (iv) Except as set forth on SCHEDULE 4.1(q), there are no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which any of the Consolidated Companies is a party or, to the Knowledge of the Shareholders, is otherwise bound, which (i) restrict any of the Consolidated Companies' rights to use any Consolidated Companies Intellectual Property, (ii) restrict any of the Consolidated Companies' business in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property which would otherwise infringe any Consolidated Companies Intellectual Property. None of the Consolidated Companies' has licensed or sublicensed its rights in any Consolidated Companies Intellectual Property other than pursuant to the License Agreements set forth on SCHEDULE 4.1(q) and no royalties, honoraria or other fees are payable by any of the Consolidated Companies for the use of or right to use any Consolidated Companies Intellectual Property in connection with the Consolidated

                  Companies' business as currently conducted, except pursuant to the License Agreements set forth on SCHEDULE 4.1(q).

                  (v) Except as set forth on SCHEDULE 4.1(q), the License Agreements, permits and other agreements under which any of the Consolidated Companies has rights to the Consolidated Companies Intellectual Property are valid and binding obligations of such Consolidated Companies and all other parties thereto, enforceable in accordance with their terms, and the Shareholders do not have Knowledge of any event or condition not listed on Schedule 4.1(q) which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both), a default by any of the Consolidated Companies, under any such License Agreement or other agreement.

                  (vi) The Shareholders or the Consolidated Companies have received no written or oral notification that the conduct of the business of the Consolidated Companies as currently conducted infringes any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe) or is defamatory or violative in any way of any publicity, privacy, or other rights. Neither the Shareholders nor the Consolidated Companies has received any written or oral notification of any pending or threatened claims or suits
                  (i) alleging that any of the Consolidated Companies' activities or the conduct of their businesses infringes upon or constitutes the unauthorized use of the Intellectual Property rights of any third party, nor alleging libel, slander, defamation, or other violation of a personal right, or (ii) challenging the ownership, use, validity or enforceability of any Consolidated Companies Intellectual Property.

                  (vii) Except as set forth on Schedule 4.1(q), to the Knowledge of the Shareholders and the Consolidated Companies, no third party is misappropriating, infringing, or otherwise violating any Consolidated Companies Intellectual Property, and no such claims are pending against a third party by any of the Consolidated Companies.

                  (viii)  The  consummation  of  the  transactions  contemplated hereby  will  not  result  in the  loss or  impairment  of the
                  Consolidated Companies' right to own or use any of the Consolidated Companies Intellectual Property nor require the consent of any Governmental Authority or third party in respect of any such Consolidated Companies Intellectual Property.

                  (ix) Except as set forth on SCHEDULE 4.1(q), none of the Consolidated Companies is currently licensing to a third party, and has not assigned its rights to any Consolidated Companies Intellectual Property anywhere in the world.

            (r)   CONTRACTS.

                  (i) SCHEDULE 4.1(r)(i) sets forth a list of the following contracts, agreements, binding bids, binding proposals, or binding quotations to which, as of the date hereof, any of the Consolidated Companies is a party or signatory or pursuant to which any of the Consolidated Companies has third party rights (except with respect to the Leases, which are set forth on
                  SCHEDULE 4.1(o), which is hereby incorporated by reference into SCHEDULE 4.1(r)(i) and made a part thereof): (i) contract or series of contracts resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Fifty Thousand Dollars ($50,000) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or Encumbrance of Assets involving more than Twenty-Five Thousand Dollars ($25,000) in each instance; (iii) agreement which restricts any of the Consolidated Companies from engaging in any line of business or from competing with any other Person; (iv) any partnership, shareholder, joint venture, or similar agreement or arrangement to which any of the Consolidated Companies is a party (collectively, and together with the Leases and all other agreements required to be disclosed on any schedule to this Agreement, the "Material Agreements"). The Shareholders have previously made available to Purchaser true, complete and correct copies of all written Material Agreements. Except as described in SCHEDULE 4.1(r)(i) or as set forth in SCHEDULE 4.1(o) related to real property leases, the Consolidated Companies are not a party to any Material Agreement, which is not terminable by the Consolidated Companies with no more than one (1) month prior notice. None of the Material Agreements was entered into outside the Ordinary Course of Business.

                  (ii) Except as set forth on SCHEDULE 4.1(r)(ii), each of the Material Agreements is in full force and effect and are the valid and legally binding obligations of the Corporation or the Subsidiary which is party to such Material Agreement and, to the knowledge of the Consolidated Companies and the Shareholders, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles.

                  (iii) Neither the Shareholders nor the Consolidated Companies have received written or oral notice of default by any of the Consolidated Companies under any of the Material Agreements, including any contract or agreement relating to borrowed money to which any of the Consolidated Companies is a party or by or to which it or its Assets are bound or subject, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material default by any of the Consolidated Companies thereunder. Neither the Corporation nor any Subsidiary which is party to any Material Agreement nor, to the knowledge of the Shareholders and the Consolidated Companies, any of the other parties to any of the Material Agreements is in material default thereunder, nor, to the knowledge of the Shareholders and the Consolidated Companies, has an event occurred which, with the passage of time or the giving of notice or both would constitute a material default by such other party thereunder. Neither the Shareholders nor any of the Consolidated Companies have received written notice or, to the knowledge of the Shareholders and any of the Consolidated Companies, oral notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, including, without limitation, any agreements relating to borrowed money to which any of the Consolidated Companies is a party or by or to which it or its assets are bound or subject, nor are any of them aware of any facts or circumstances which are reasonably likely to lead to any such cancellation, revocation or termination.

            (s)   LABOR MATTERS.

                  (i) Except as set forth on SCHEDULE 4.1(s) attached hereto, within the last three (3) years, the Consolidated Companies have not been the subject of any union activity or labor dispute, nor has there been any strike of any kind or similar labor activity called, or threatened to be called, against any of the Consolidated Companies; and, except as set forth on
                  SCHEDULE 4.1(s), the Consolidated Companies have not violated in any material respects any applicable federal or state law or regulation relating to labor or labor practices with regard to the Business, including, without limitation, all laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination and similar employment activities, and the Consolidated Companies are not a party to any collective bargaining agreement affecting the Business.

                  (ii) There are no unfair labor practices, representation or other proceedings claimed, pending or threatened before any Governmental Entity and neither the Shareholders nor any of the Consolidated Companies knows of any facts or circumstances which might give rise to such unfair labor practice, representation or other proceeding.

            (t)   PENSION AND BENEFIT PLANS.

                  (i) SCHEDULE 4.1(t) attached hereto lists all Employee Benefit Plans that the Consolidated Companies maintain, or at any time since February l, 1995 has maintained, or to which any of the Consolidated Companies contributes, or at any time since February l, 1995 has had any obligation to contribute for the benefit of any current or former employee of any of the Consolidated Companies. The representations and warranties set forth in the following subsections A, B, C, D, E and F are with reference to such Employee Benefit Plans:

                        (A) Each Employee Benefit Plan (and each related trust or insurance contract) complies, in form and in operation in all material respects, and has been maintained in material compliance with the applicable requirements of ERISA and the Code and all other applicable law including, but not by way of limitation, the requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code (together with any regulations and proposed regulations promulgated thereunder) and there has been no notice issued by any governmental authority questioning or challenging such compliance. All Employee Benefit Plans are in compliance with Code Section 412, to the extent that it is applicable. None of the Consolidated Companies have or have been party to a defined benefit employee pension plan under or subject to ERISA.

                        (B) All required reports, disclosures and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan through plan years ending January 31, 2002. All required reports, disclosures and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) through Plan year ended January 31, 2003 have been or will be prepared and have been or will be filed or distributed appropriately with respect to each Employee Benefit Plan.

                        (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due, with the exception of the top heavy minimum contribution of $8,426.42 for Advanced Analytics, Inc., which has been accrued on the Financial Statements and/or the Additional Financial Statements, have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due through Plan year ended January 31, 2003 have been paid to each Employee Pension Benefit Plan or properly accrued prior to the Closing Date in accordance with the terms of the plan and past custom and practice of the Consolidated Companies. All premiums or other payments for all periods ending on or before the Closing Date have been paid or properly accrued with respect to each Employee Welfare Benefit Plan. All tax filings required to be made prior to the date of Closing with respect to each Employee Benefit Plan have been made, including but not limited to IRS Forms 990-T and 5330, and any taxes due in connection with such filings have been paid.

                        (D) Each Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Section 401(a) of the Code and a request has been made for a favorable determination letter from the Internal Revenue Service for GUST. No event has occurred and no condition exists which could result in the revocation of such letter.

                        (E) Except as set forth on SCHEDULE 4.1(t), there have been no Prohibited Transactions with respect to any Employee Benefit Plan. None of the Shareholders nor any other Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against or involving any Employee Benefit Plan or with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Shareholders has any Knowledge of any basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

                        (F) With respect to each Employee Benefit Plan, the Shareholders have furnished to Purchaser correct and complete copies of (1) the plan documents and summary plan descriptions, (2) the most recent determination letter received from the Internal Revenue Service, (3) the most recent Form 5500 Annual Report, together with all schedules, as required, filed with the Internal Revenue Service or the Department of Labor, as
                        applicable, and (4) all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan.

                  (ii) The Consolidated Companies do not maintain, contribute to or have any liability with respect to, and have never maintained, contributed nor been required to contribute to any Multiemployer Plan. The Consolidated Companies have not incurred, and none of the Shareholders have Knowledge that the Consolidated Companies will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Consolidated Companies maintain or at any time maintained or to which the Consolidated Companies contribute or at any time contributed or at any time been required to contribute unless in each instance such Liability has been reflected or accrued on the Financial Statements or Additional Financial Statements.

                  (iii) The Consolidated Companies do not maintain, have not maintained, do not contribute, have not contributed and have not been required to contribute to any Employee Welfare Benefit Plan providing health, accident or life insurance benefits to former employees, their spouses or their dependents other than in accordance with Section 4980B of the Code.

            (u) INSURANCE. SCHEDULE 4.1(u) attached hereto sets forth the following information with respect to each insurance policy (including but not limited to policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the
Consolidated Companies have been a party, a named insured or otherwise the beneficiary of coverage at any time within the past five years (the "Insurance Policies"):

                  (i) the name, address and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss sharing arrangements.

      The Consolidated Companies have previously provided the Purchaser with true and complete copies of all of the Insurance Policies, as amended to the date hereof. The Insurance Policies that are currently in effect are designated as such on SCHEDULE 4.1(u) (the "Current Policies"). The Insurance Policies provide adequate and customary coverage for the business in which the Consolidated Companies are engaged and are sufficient for compliance by the Consolidated Companies with all requirements of Applicable Law and all material agreements to which any of the Consolidated Companies is a party or by which any of the Assets are bound. All of the Current Policies are in full force and effect and are valid and enforceable in accordance with their terms, and each of the Consolidated Companies has complied with all terms and conditions of such policies, including premium payments, except where such non-compliance would not provide grounds for termination or a reduction in or declination of coverage by the insurance company. None of the insurance carriers has indicated to the any of the Consolidated Companies or the Shareholders an intention to cancel, or alter the coverage under, any of the Current Policies. Other than as set forth on SCHEDULE 4.1(u), none of the

Consolidated Companies has any claim pending against any of the insurance carriers under any of the Insurance Policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim and has not made any claims under any policy at any time since January 1, 1998. All applications for the Insurance Policies are accurate in all respects.

            (v)   EMPLOYEES.

                  (i) Except as disclosed in SCHEDULE 4.1(v)(i) attached hereto, none of the Consolidated Companies have entered into any written employment agreement with any director, officer or employee of any of the Consolidated Companies, and none of the Consolidated Companies have entered into any agreements granting severance benefits or benefits payable upon a change of control of any of the Consolidated Companies or of the Business. To the actual knowledge of the Shareholders, no key employee or group of employees has any plans to terminate employment with any of the Consolidated Companies.

                  (ii) SCHEDULE 4.1(v)(ii) contains the names, descriptive title, and annual salary rates and other compensation of all officers, directors, consultants and employees of each of the Consolidated Companies who do work for any of the Consolidated Companies.

                  (iii) SCHEDULE 4.1(v)(iii) sets forth a list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave applicable to such persons.

            (w)   CUSTOMERS AND SUPPLIERS.

                  (i) Except as disclosed in SCHEDULE 4.1(w) attached hereto, there are no pending disputes or controversies between any of the Consolidated Companies and any major customer or supplier of any of the Consolidated Companies where the amount in controversy exceeds, or could reasonably be expected to exceed $5,000 in Losses to the Consolidated Companies, nor, to the Shareholder's knowledge, are there any facts which would impair the relationship of any of the Consolidated Companies with its major customers or suppliers. There has not been any material adverse change in the relations of any of the Consolidated Companies with their respective customers, suppliers, contractors, licensors and lessors, as a result of the announcement or consummation of the transactions contemplated by this Agreement and the Shareholders and the Consolidated Companies have no knowledge that any of the Consolidated Companies' major customers or suppliers has or is contemplating terminating its relationship with any of the Consolidated Companies. To the Shareholders' knowledge, no major customer or supplier has experienced any type of work stoppage or other material adverse circumstances or conditions that may jeopardize or adversely affect any of the Consolidated Companies' relationship with any major customer or supplier.

                  (ii) The Consolidated Companies nor any Person acting with authority on behalf of any of the Consolidated Companies, nor any Affiliates of the Consolidated Companies nor the Shareholders, acting alone or together, has with respect to the Business directly or indirectly in violation of Applicable Law, given or agreed to give any gift or similar benefit during the past two (2) years to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the Business (or assist any of the Consolidated Companies in connection with any actual or proposed transaction) which (A) may subject any of the Consolidated Companies to any material damage or any material penalty in any civil, criminal or governmental litigation, proceeding or investigation, (B) if not given, may have had a Material Adverse Effect, or (C) if not continued in the future, may have a Material Adverse Effect.

            (x)  GOVERNMENTAL  APPROVALS.  Except  to the  extent  set  forth in
SCHEDULE 4.1(x) attached hereto, no filing or registration with, and no consent, approval, authorization, license, permit, certificate or order of any Governmental Entity is required by Applicable Law to permit the Shareholders to execute, deliver or perform this Agreement or any instrument or agreement required hereby to be executed by them at the Closing.

            (y) POWERS OF ATTORNEY. Except as set forth in SCHEDULE 4.1(y) attached hereto, there are no outstanding powers of attorney executed on behalf of the Consolidated Companies.

            (z) GUARANTIES. Except as set forth in SCHEDULE 4.1(z) attached hereto, none of the Consolidated Companies are party to a Guaranty or are otherwise liable for any Liability or obligation (including indebtedness) of any other Person except for a Guaranty made by one or more of the Consolidated Companies of the Liabilities of one or more of the Consolidated Companies.

            (aa)  TRANSACTIONS  WITH  RELATED  PARTIES.  Except  as set forth in
SCHEDULE 4.1(aa), the Consolidated Companies are not a party to any material transaction with any Person which is a present or former officer or director or shareholder of or partner of any of the Consolidated Companies, or Affiliate or family member of such officer, director, shareholder or partner (each such party being a Related Party and, collectively, the "Related Parties"). Except as set forth on SCHEDULE 4.1(aa), there are no material commitments to and no material income reflected in either the Consolidated Financial Statements or the Additional Financial Statements that has or have been derived from any person or entity which is a Related Party and, following the Closing, Purchaser shall have no obligation of any kind or description to any such Related Party other than as set forth in accordance with this Agreement. Except as disclosed on SCHEDULE 4.1(aa) or reflected in either the Consolidated Financial Statements or the Additional Financial Statements, no material expense relating to the operation of the Business has been borne by any Person which is a Related Party. Except as disclosed on SCHEDULE 4.1(aa), none of the Consolidated Companies have any material income reflected on either the Consolidated Financial Statements or the Additional Financial Statements that is dependent upon or conditioned on the Business' affiliation with any Related Party and the Consolidated Companies and the Shareholders have no reason to believe that any income source will not be available to the Consolidated
Companies after Closing due to lack of sufficient affiliation. Except as disclosed on SCHEDULE 4.1(aa), the Consolidated Companies and the Shareholders have no reason to believe that any material expense reflected in either the Consolidated Financial Statements or the Additional Financial Statements will be affected by loss of the Business' affiliation with any Related Party and has no reason to believe that any expense will increase for the Consolidated Companies after the Closing due to lack of such affiliation. For purposes of this subsection 4.1(aa) transactions among the Consolidated Companies shall be disregarded.

            (bb) BROKERS AND INTERMEDIARIES. The Corporation has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof except for NEBEX. All agreements that have been entered into with NEBEX are set forth on SCHEDULE 4.1(bb) and full and complete copies of such agreements are annexed thereto (the "NEBEX Agreement(s)").

            (cc) TITLE TO SECURITIES. At the Closing, the Shareholders will transfer and convey, and Purchaser will acquire, good and marketable title to the Shares, free and clear of all Encumbrances. At Closing, the Corporation will have good and marketable title to all of the issued and outstanding shares of each of the Subsidiaries, free and clear of all Encumbrances. Upon the transfer of the Shares to Purchaser, the Consolidated Companies will possess ownership of the entire Business necessary to operate the Consolidated Companies as an on-going concern, including as such Business is presently being conducted and there will be no assets not owned by the Consolidated Companies which are necessary or useful to conduct the Business of the Consolidated Companies as presently conducted.

            (dd) LIST OF ACCOUNTS AND PROXIES. Set forth on SCHEDULE 4.1(dd) is:
(a) the name and address of each bank or other institution in which any of the Consolidated Companies maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of each Consolidated Companies' contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by any of the Consolidated Companies to effect transactions therewith or to have access to any safe deposit box or vault; and (e) all proxies, powers of attorney or other like instruments to act on behalf of any of the Consolidated Companies in matters concerning its business or affairs.

            (ee) ENVIRONMENTAL AND SAFETY MATTERS.

                  (i) Except as set forth on SCHEDULE 4.1(ee), each of the Consolidated Companies is currently in compliance with all Environmental and Safety Requirements, and the Shareholders have not incurred Liabilities or is subject to any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to any of the

                  Consolidated Companies or any of their respective properties or facilities, except for such matters which is not reasonably likely to result in a Material Adverse Effect.

                  (ii) The Consolidated Companies have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any hazardous substance causing any of them to incur any Liabilities for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental and Safety Requirements, which is not reasonably likely to give rise to a Material Adverse Effect.

                  (iii) The Consolidated Companies have not either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements, which is not reasonably likely to give rise to a Material Adverse Effect.

            (ff) ACCOUNTS RECEIVABLE, NOTES RECEIVABLE, AND COSTS IN EXCESS OF BILLING. All accounts, notes receivable and costs in excess of billing of each of the Consolidated Companies as of the date hereof have arisen in the Ordinary Course of Business, represent valid obligations to such company for sales made, services performed or other charges and are, to the knowledge of the Shareholders and the Consolidated Companies, not subject to claims or set-off, or other defenses or counter-claims except for reserves for bad debts provided on either the Consolidated Financial Statements or the Additional Financial Statements. All items which are required by GAAP to be reflected as accounts and notes receivable on the Consolidated Financial Statements and on the books and records of the Consolidated Companies are so reflected and have been recorded in accordance with GAAP on a consistent basis in a manner consistent with past practice.

            (gg) INVESTMENT IN THE CONSIDERATION SHARES. The Shareholders are acquiring the Consideration Shares for their own account and will not sell, transfer, or otherwise dispose of any of the Consideration Shares or any interest therein, without registration under the Securities Act and applicable state "blue sky" laws, except in a transaction which in the opinion of counsel reasonably acceptable to Purchaser is exempt therefrom. The Shareholders are each an "accredited investor" as that term is defined in rules promulgated under the Securities Act. The Shareholders each have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Purchaser Common Stock and has obtained, in its judgment, sufficient information from Purchaser to evaluate the merits and risks of an investment in the Purchaser Common Stock. The Shareholders have been provided the opportunity to obtain information and documents concerning Purchaser and the Purchaser Common Stock, and have been given the opportunity to ask questions of, and receive answers from, the directors and officers of the Purchaser concerning Purchaser and the Purchaser Common Stock and other matters pertaining to this investment. The Shareholders acknowledge that the offer of the Purchaser Common Stock will not be reviewed by any Governmental Entity and is being sold to the Shareholders in reliance upon exemption from the Securities Act. The

Shareholders are aware of the risks inherent in an investment in the Purchaser and specifically the risks of an investment in the Purchaser Common Stock. In addition, the Shareholders are aware and acknowledges that there can be no assurance of the future viability or profitability of the Purchaser, nor can there be any assurance relating to the current or future price of the Purchaser Common Stock, as quoted on the NASDAQ System, or market conditions generally.

            (hh) DISCLOSURE. No representation or warranty of the Shareholders contained in this Agreement, or the schedules hereto, and no closing certificate furnished by the Shareholders to the Purchaser at the Closing contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

            (ii) FIRPTA. Neither of the Shareholders are a `foreign person' within the meaning of Section 1445 of the Code.

      Section 4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Shareholders that each of the following statements is true, accurate and complete as of the date hereof in all respects:

            (a) ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the full corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease its properties and assets.

            (b) CORPORATE POWER AND AUTHORITY. Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other documents, instruments, and agreements to be entered into pursuant hereto by Purchaser, to perform hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby without the necessity of any act, approval or consent of any other Person or entity whomsoever. The execution, delivery and performance by Purchaser of this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed in connection herewith have been, or by the Closing will be, approved by all requisite corporate action on the part of Purchaser and constitute or will, when executed and delivered, constitute the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

            (c) AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement and the other documents, instruments, and agreements to be entered into pursuant hereto by Purchaser do not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or, except as set forth on SCHEDULE 4.2(c) attached hereto, constitute an occurrence of default under any provision of: any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any consent, order, judgment or decree to which it is a party or by which it is bound or its assets are affected.

            (d) LITIGATION. There is no suit, action, proceeding or claim pending or, to Purchaser's Knowledge, threatened against or affecting Purchaser or any of its affiliates that would impair the ability of Purchaser to consummate the transactions contemplated by this Agreement or operate the Business or own the Assets after the Closing.

            (e) APPROVALS. Assuming the accuracy of the representations and warranties set forth in Section 4.1(gg) hereof, no filing or registration with, and no consent, approval, authorization, license, permit, certificate or order of any governmental authority is required by any applicable law or by any applicable judgment, order or decree or any applicable rule or regulation of any governmental authority, to permit Purchaser to execute, deliver or perform this Agreement or any instrument or agreement required hereby to be executed by it at the Closing.

            (f) BROKERS AND INTERMEDIARIES. Purchaser has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

            (g) SOLVENCY. Purchaser is not now insolvent nor will it be rendered insolvent at Closing after giving effect to the transactions contemplated hereby. As used in this section "insolvent" means the inability of Seller to pay its liabilities as they become due in the usual course of its business.

                                    ARTICLE V

                                    COVENANTS

      Section 5.1 AFFIRMATIVE COVENANTS OF THE SHAREHOLDERS. The Shareholders hereby covenant and agree that prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Purchaser, the Shareholders shall:

                  (a) cause the Consolidated Companies to operate the Business in the usual and ordinary course consistent with their past practices;

                  (b) use reasonable efforts to preserve substantially intact the Consolidated Companies' business organization and goodwill, maintain the Consolidated Companies' rights and franchises, retain the services of the Consolidated Companies' respective officers and key employees and maintain the Consolidated Companies' relationships with their customers and suppliers;

                  (c) cause the Consolidated Companies to maintain and keep their properties and tangible Assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies in quantities consistent with their customary business practice;

                  (d) use reasonable best efforts to keep in full force and effect insurance in amount and scope of coverage to that currently maintained;

                  (e) comply promptly with all requirements with respect to the transactions contemplated by this Agreement, and cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements;

                  (f) use their reasonable efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Shareholders in connection with the transactions contemplated by this Agreement;

                  (g)   use  their   reasonable   efforts  to  bring  about  the
                        satisfaction of the conditions precedent to Closing set forth in Section 3.2 of this Agreement; and

                  (h) promptly advise Purchaser orally and within ten (10) business days thereafter, in writing of any change in the Business or condition that has had or is likely to have a Material Adverse Effect upon the business, operations, condition (financial or otherwise) of the Consolidated Companies.

      Section 5.2 AFFIRMATIVE COVENANTS OF THE SHAREHOLDERS RELATING TO DUE DILIGENCE AND THE AUDIT. From the Effective Date and until the Closing Date, the Shareholders hereby covenant and agree to cause the Consolidated Companies to afford Purchaser and its Representatives, including its designated accountants in connection with the Audit, reasonable access to the properties and facilities of the Consolidated Companies, and cause the Consolidated Companies to make available to Purchaser and its Representatives, all books and records relating to the Consolidated Companies and to the Business and shall cooperate and provide reasonable support to such auditors to the extent reasonably required for such auditors to promptly complete the Audit. The rights of access and investigation provided for in this Section 5.2 shall be conducted during normal business hours, upon reasonable prior notice and in such manner as not to interfere unreasonably with the operation of the Business. The Shareholders authorize Purchaser to disclose to such banks, lenders, potential investors and investors, as well as Purchaser's attorneys, accountants and other financial advisors, all financial statements and other information of the Consolidated Companies reasonably required by such persons to evaluate an investment in Purchaser. In the event that Purchaser is requested to provide audited financial statements to Purchaser's banks, lenders or investors, the Corporation shall use best efforts to provide Purchaser with such audited financial statements, at Purchaser's expense.

      Section 5.3 NEGATIVE COVENANTS OF THE SHAREHOLDERS. The Shareholders hereby covenant and agree that prior to the Closing, unless otherwise expressly contemplated by this

Agreement or consented to in writing by Purchaser, the Shareholders shall not permit the Consolidated Companies to do any of the foregoing:

            (a) except as set forth on SCHEDULE 5.3(a), (i) increase the compensation payable to or to become payable to any director, officer or employee, unless such increase results from the operation of written compensation agreements or past practices in effect prior to the date hereof; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Consolidated Companies as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) except as may be required by applicable law, amend in any material respect, or take any other actions with respect to, any of the Employee Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.1(t) of this Agreement.

            (b) take any willful action for the primary purpose of causing any condition to Closing (as set forth in Article III hereof) to be materially delayed or fail to be satisfied;

            (c) sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any lien upon any of its properties or assets, tangible or intangible, or any interest therein other than in the Ordinary Course of Business; and provided ,that any such sale, transfer or disposition which would otherwise be in the Ordinary Course of Business is nevertheless not inconsistent with this Agreement or the transactions contemplated hereby;

            (d) make or commit to make any capital expenditures exceeding in the aggregate Twenty-Five Thousand Dollars ($25,000);

            (e) except as listed on SCHEDULE 5.3(e), enter into any agreement which would be a Material Agreement, or amend or terminate any existing Material Agreement, which is outside the Ordinary Course of Business. With respect to the foregoing, the Corporation shall provide Purchaser with a complete list of any such Material Agreements not entered into in the Ordinary Course of Business between the Effective Date hereof and the Closing Date;

            (f) except as set forth on SCHEDULE 5.3(f), enter into any commitment or transaction other than in the Ordinary Course of Business consistent with past practices;

            (g) change any of the Consolidated Companies' accounting principles, methods, records or practices;

            (h) create, incur or assume any liability or indebtedness, except indebtedness incurred in the Ordinary Course of Business and not exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate, excluding all legal expenses for the services of outside legal counsel and accounting expenses of Citrin Cooperman;

            (i) become subject to any Guaranty;

            (j) (i) amend any of the Consolidated Companies' Articles of Incorporation or By-laws; (ii) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof, (iii) enter into any partnership or joint venture, (iv) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (v) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, (vi) reclassify any of its capital stock, or (vii) liquidate or dissolve or obligate itself to do so;

            (k) except as set forth on SCHEDULE 5.3(k), redeem, purchase or otherwise acquire, directly or indirectly, any shares of their capital stock or any option, warrant or other right to purchase or acquire any such capital stock;

            (l) terminate or modify, or commit or cause or suffer to be committed any act that will result in material breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any Person a basis for non-performance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, other than in the Ordinary Course of Business;

            (m) apply any Assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Shareholders or any Affiliate of the Shareholders or any Related Party or to the prepayment of any such amounts, other than expenses payable in the Ordinary Course of Business and scheduled lease payments under leases set forth on SCHEDULES 4.1(o) AND 4.1(r)(i);

            (n) do any act, or omit to do any act or omission to act which would cause a violation or breach of any of the representations, warranties or covenants of the Shareholders or the Corporation set forth in this Agreement or cause any representation or warranty set forth herein, or in any certificate or other document delivered in connection herewith, to be untrue on the Closing Date;

            (o) take any  action  which  has or could  have a  Material  Adverse
      Effect;

            (p) except as set forth on SCHEDULE 5.3(p), alter in any manner any of the Consolidated Companies' existing working capital facilities, or prepay any debt other than a mandatory prepayment in the Ordinary Course of Business;

            (q) except as set forth on SCHEDULE 5.3(q), transfer, directly or indirectly, in any way, any cash, cash equivalents, securities, or other assets to a Shareholder, or for the benefit of a Shareholder, including, but not limited to, by way of dividend, loan, repayment of indebtedness, payment of fees, or other distribution or transfer; or

            (r) agree, whether in writing or otherwise, to do any of the foregoing.

      Section 5.4 AFFIRMATIVE COVENANTS OF PURCHASER. Purchaser hereby covenants and agrees that, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Shareholders, Purchaser will and hereby agrees to:

            (a) comply promptly with all requirements with respect to the transactions contemplated by this Agreement, and furnish information to the Shareholders in connection with any such requirement;

            (b) use its reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Purchaser in connection with the transactions contemplated by this Agreement;

            (c) not take any willful action for the primary purpose of causing any condition to Closing (as set forth in Article III hereof) to be materially delayed or to fail to be satisfied;

            (d) use its commercially reasonable efforts to obtain financing to consummate the transactions contemplated by this Agreement, and to provide reports or updates from time to time to the Shareholders as to the status of such financing;

            (e) use its reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 3.3 of this Agreement;

            (f) following the Closing allow the Shareholders to participate in the preparation of any Tax returns required to be filed by the Consolidated Companies for the fiscal year ending January 31, 2003 and any short year from February 1, 2003 through Closing or such earlier date as may be required; and

            (g) following the Closing, maintain the offices of the Corporation at 3 West 35th Street, New York City, New York (i) for at least two (2) years on the 7th floor of such premises after the Closing Date and (ii) at least one (1) year on the 4th floor of such premises after the Closing Date.

      Section 5.5 NOTIFICATION. Each party to this Agreement shall promptly notify the other party in writing of the occurrence, or pending or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on any schedule to this Agreement had such event or circumstance occurred or existed on or prior to the Effective Date of this Agreement). Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies that a party may have with respect to a breach of any representation, warranty or covenant.

      Section 5.6 CONFIDENTIALITY. The parties hereto hereby agree to treat all of the information required to be disclosed or exchanged in connection with this Agreement and any other confidential information a party hereto receives from another party hereto as confidential, to not directly or indirectly use any of such information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, to keep such information confidential and within ten (10) business days after termination of this Agreement for any reason, to return to such other party all tangible embodiments (and all copies) of such information which are in its possession. The parties hereto may disclose on a confidential basis the transactions contemplated hereby and any information which such party may obtain from another party hereto to their respective Boards of Directors, senior management personnel, attorneys, accountants, financial advisors, prospective investors in Purchaser or any Affiliates or other professionals to the extent necessary to obtain their services in connection with the transactions contemplated hereby. Purchaser shall have no obligation to treat as confidential (i) information that was already in Purchaser's or any of its employees' possession prior to disclosure by the Consolidated Companies and/or the Shareholders; (ii) information then generally known or available to the public or that later becomes publicly available other than through Purchaser; or (iii) information disclosed to Purchaser by a third party who was not bound by an obligation of confidentiality to the Consolidated Companies and/or the Shareholders. The obligation to maintain the confidentiality of information shall also not apply to any information disclosed or disclosures made in response to a valid subpoena or similar process or to an order of a court of competent jurisdiction, provided that the disclosing party shall have used its reasonable best efforts to notify the other party hereto to whom the confidential information belongs in time to afford such party an opportunity to contest such process or order.

      Section 5.7 FURTHER ASSURANCES. At any time, and from time to time, whether before or after the Closing Date, each party shall execute such additional instruments, documents, certifications and other assurances and take such actions as may be reasonably requested by any other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

      Section 5.8 COVENANT NOT TO COMPETE. Subject to the Closing of the transactions contemplated by this Agreement, the Shareholders severally covenant and agree as follows:

            (a) During the five (5) year period that begins on the Closing Date, the Shareholders shall not, whether for their own account or for the account of any other party other than the Consolidated Companies or Purchaser or its Affiliates, directly or indirectly engage or have any financial interest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, lend their name to or any similar name to, lend their credit to or render services or advice to, any organization or activity which in any manner competes with (A) the Consolidated Companies with respect to Business or
      (B) the Purchaser or its Affiliates with respect to Purchaser's Business. For purposes of this Section 5.8, the term "compete" shall mean with respect to the Consolidated Companies or the Purchaser and its Affiliates:
      (i) with respect to or in
      connection with conducting any Business or Purchaser's Business, calling on, soliciting, taking away, or accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer, any individual, person, partnership, corporation, association or other entity or enterprise that is or was a client or customer of the Consolidated Companies or the Purchaser or its Affiliates on or within two
      (2) years of the Closing Date; (ii) with respect to any business reason other than in connection with the Business or Purchaser's Business, calling on, soliciting, taking away, or accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer, any individual, person, partnership, corporation, association or other entity or enterprise that is or was a client or customer of the Consolidated Companies or the Purchaser or its Affiliates on or within two
      (2) years of the Closing Date without the prior written consent of the CEO of the Purchaser in each instance, which consent will not be unreasonably delayed or withheld; (iii) soliciting, taking away or attempting to solicit or take away, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of the Consolidated Companies or the Purchaser or its Affiliates on or within one (1) year of the Closing Date, on behalf of any individual, person, partnership, corporation, association or other entity or enterprise conducting Business or Purchaser's Business; (iv) inducing or attempting to induce any employee of the Consolidated Companies or the Purchaser and its Affiliates to terminate employment with the Consolidated Companies or the Purchaser and its Affiliates, as the case may be; (v) entering into or attempting to enter into any business similar to or competing in any way with the Business or the Purchaser's Business. For purposes of this Section 5.8(a), the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, manager, independent contractor or employee of any individual, person, partnership, corporation, association, limited liability corporation, limited liability partnership or other entity or enterprise which competes with the Consolidated Companies, the Business or Purchaser's Business, (ii) participating in any such competing entity or enterprise as an owner, member, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than a one percent (1 %) interest in a corporation whose shares are actively traded on a regional or national securities exchange or have been registered under Section 12(g) of the Securities and Exchange Act of 1934, as amended); and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer.

            (b) during the five (5) year period that begins on the Closing Date, the Shareholders shall not interfere with any of the Consolidated Companies', the Purchaser's or Purchaser's Affiliates' relationships with any party, including any party who, during the one year period ending on the Closing Date, was an employee, contractor, supplier or customer of any of the Consolidated Companies, the Purchaser, or Purchaser's Affiliates'. The Shareholders shall not make public statements which may negatively impact any of the Consolidated Companies, the Purchaser or Purchaser's Affiliates, or any of its shareholders, directors, officers, employees or agents with respect to the customers, suppliers, products, personnel or business of Purchaser, Purchaser's Affiliates, and any of the Consolidated Companies. For purposes of this Section 5.8(b),

      "interfere" shall mean intentional or grossly negligent acts or conduct that is reasonably likely to hamper, hinder or disturb the relationships between the Consolidated Companies, the Purchaser or Purchaser's Affiliates and any applicable party.

            (c) the Shareholders shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, copyright, logo, a trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by Purchaser or the Consolidated Companies, in connection with any product or service, whether or not such use would be in a business competitive with that of Purchaser or the Consolidated Companies.

            (d) The parties acknowledge and agree that so long as such Shareholder is not employed by the Consolidated Companies, employment of a Shareholder by a current or former customer or client of the Consolidated Companies (a "Restricted Customer") will not, in and of itself, result in a breach of this Agreement provided that such Shareholder does not conduct any work for such customer or client, except as may be allowed pursuant to
      Section 5.8(d)(ii) hereof, in any field relating to market research and analysis or market data collection ("Market Research") and further provided that all of the following conditions are met:

            (i) such Shareholder's employment with a Restricted Customer is not, at the time of the commencement of such employment, reasonably likely to negatively impact the Consolidated Companies' relationship with such Restricted Customer, including its business with such Restricted Customer;

            (ii) such Shareholder's Market Research activities relate only to the internal requirements of such Restricted Customer, and are not provided in connection with a Restricted Customer's sale of Market Research to third parties;

            (iii) The Consolidated Companies' aggregate sales to such Restricted Customer and its Affiliates were less than $250,000 during the last twelve months of the such Shareholder's employment with the Corporation, unless the Chief Executive Officer ("CEO") of Purchaser shall have waived such requirement in writing;

            (iv) such Shareholder provides such Restricted Customer with a written copy of this Section 5.8 in its entirety, and such Restricted Customer acknowledges to Company receipt thereof in writing prior to such Shareholder's employment with such Restricted Customer; and

            (v) such Shareholder is otherwise in compliance with each of the covenants and agreements set forth in this Section 5.8.

            (e)  The  Shareholders  hereby  acknowledges  that a  breach  of the provisions of Sections 5.8(a)-(d) cannot reasonably or adequately be compensated in damages in an action at law; and that a breach of any of the provisions contained in Sections 5.8(a)-(d) will cause the Consolidated Companies irreparable injury and damage. By reason thereof, the Shareholders hereby agree that the Consolidated Companies shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary, temporary and permanent injunctive and other equitable relief to prevent or curtail any actual breach of Sections 5.8(a)-(d) by the Shareholders; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

            (f)  The  Shareholders  acknowledge  that  (a) the  business  of the
      Consolidated Companies is national and international in scope and its products are marketed throughout the United States and in other countries, territories and possessions; (b) the Consolidated Companies compete with other businesses that are or could be located in any part of the United States and in other countries, territories and possessions; and (c) the provisions of this Section 5.8 are reasonable and necessary to protect the business of the Consolidated Companies and will not restrict the Shareholders from earning a livelihood.

            (g) In the event that the Purchaser fails to make the payments to a Shareholder under the terms of this Agreement (other than a failure of Purchaser to fulfill its obligations to repurchase the Consideration Shares pursuant to Section 2.6 hereof so long as DW purchases or arranges for the purchase of the Exercise Shares in accordance with Section 2.6 hereof and such Consideration Shares are so repurchased) or his respective then-current Employment Agreement, which failure continues for more than twenty (20) business days after written notice thereof to the CEO of Purchaser (except that if two such prior notices have been received by the CEO of Purchaser within the past twelve months, no further notice shall be required) and either (a) such Shareholder terminates such Employment
      Agreement for Good Reason (as defined in such Shareholder's Employment Agreement) or (b) the Corporation has terminated such Shareholder's Employment Agreement other than For Cause (as defined in such Shareholder's Employment Agreement), the restrictions imposed by Section
      5.8 hereof with respect to such Shareholder shall no longer be in force or effect; provided, that in the event that the Purchaser or such Shareholder have a dispute as to whether such termination was effected (a) other than "For Cause" or (b) for "Good Reason", as the case may be, if Purchaser pays to the Escrow Agent when due such amounts as may be due to such Shareholder on the assumption that such termination was effected (a) other than "For Cause" or (b) for "Good Reason" under such Shareholder's Employment Agreement (which amounts shall be held by the Escrow Agent, in an interest bearing account or IOLA account, subject to the final determination of an arbitrator or court pursuant to the terms of Section
      8.6 of this Agreement), the restrictions imposed by Section 5.8 of this Agreement shall remain in full force and effect until the final determination of an arbitrator or order of a court pursuant to the terms of Section 8.6 of this Agreement. Any party or parties awarded a final determination or order in their favor by an arbitrator or court pursuant to Section 8.6 hereof shall be entitled to recover from the party or parties against whom such final determination or order is given all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party or parties with respect to such arbitration or court proceeding, such award of costs and expenses to be determined by such arbitrator or court.

      Section 5.9 ACQUISITION PROPOSALS: NO SOLICITATION. In consideration of the substantial expenditure of time, effort, and expense undertaken by Purchaser in connection with the negotiation and execution of this Agreement, the Shareholders agree that unless this Agreement has been terminated by the mutual agreement of the parties, neither the Shareholders, nor their respective Affiliates, representatives, employees or agents (collectively, "Agents") will, between the Effective Date hereof and the Closing, directly or indirectly, (i) assist, solicit, encourage, negotiate, receive, or accept any proposal (whether solicited or unsolicited) (an "Acquisition Proposal"), for, or execute any agreement relating to, a sale of all or any part of the Shares, the Consolidated Companies, or their respective assets or a sale of any equity or debt security of the Consolidated Companies or any merger, consolidation, combination, recapitalization, sale of any material assets or other transaction involving any of the Consolidated Companies with any other party (collectively, a "Transaction"), or (ii) provide any information regarding any of the Consolidated Companies to any third party for the purpose of soliciting, encouraging or negotiating an Acquisition Proposal (it being understood that nothing contained in clauses (i) or (ii) above shall restrict the Shareholders or any of the Agents from providing information as required by legal process). In addition, the Shareholders shall promptly notify Purchaser in writing of any third party's Acquisition Proposal, or communication in connection with any potential Acquisition Proposal, to the Shareholders or any of the Consolidated Companies, together with all relevant terms and conditions thereof.

      Section 5.10 SUBSIDIARY SHAREHOLDERS. At or prior to Closing, the Shareholders shall cause each of the Subsidiary Shareholders to transfer to the Corporation all of the Subsidiary Shareholders' right title and interest in and to their equity interests in and to the Subsidiaries free and clear of Encumbrances.

      Section 5.11 TAX COVENANTS. (a) Friedland and La Terra, severally, and not jointly, each agree to be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Consolidated Companies, Purchaser, and their Affiliates and successors (the "Purchaser Indemnified Parties") harmless from and against fifty percent (50%) of any and all Taxes on an After-Tax Basis that may be imposed on or assessed against the Purchaser Indemnified Parties on account of Taxes imposed upon the Consolidated Companies or their assets (i) with respect to (A) all taxable periods ended on or prior to the Closing Date and (B) any taxable period commencing prior to the Closing Date up to and including the Closing Date, if and to the extent, but only to the extent, that the liability for such Taxes exceeds the liabilities or accruals taken into account in SCHEDULE 5.11 annexed hereto for Taxes relating to such periods; (ii) with respect to any Person other than any of the Consolidated Companies arising under Reg. Section 1.1502-6 (or any similar provision or state, local, or foreign law), or as a transferee or successor or by contract or otherwise; (iii) with respect to any and all Taxes allocated to the Shareholders pursuant to
Section 5.11(c) hereof; (iv) with respect to any Taxes incurred by or imposed upon any of the Shareholders in connection with the transactions contemplated hereby; (v) with respect to Tax liabilities of the Shareholders arising after the Closing Date, or (vi) arising from any misrepresentation or breach of warranty contained in Section 4.1 hereof. The Shareholders shall also pay or cause to be paid and shall indemnify and hold harmless the Purchaser Indemnified Parties from and against all losses, damages and reasonable third party costs and expenses (including reasonable attorney, accountant and expert witness fees and disbursements) ("Related Costs") incurred in connection with the Taxes for which the Shareholders indemnify the Purchaser Indemnified Parties pursuant to this
Section 5.11 (or any asserted deficiency, claim demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 5.11. Any payment required to made by the Shareholders pursuant to this Section 5.11 shall be made within 30 days after written notice from Purchaser.

      (b) Purchaser shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold the Shareholders harmless from and against, any and all Taxes that may be imposed on or assessed against the Shareholders on account of Taxes imposed on any of the Consolidated Companies or their assets (i) with respect to Taxes for any taxable periods ended on or prior to the Closing Date, if and to the extent, but only to the extent, that the liability for such Taxes does not exceed the liabilities or accruals taken into account on SCHEDULE 5.11 for Taxes relating to such periods; (ii) with respect to taxable periods of the Consolidated Companies and the Company Subsidiaries beginning after the Closing Date and (iii) any and all Taxes allocated to the Purchaser pursuant to this
Section 5.11 hereof. The Purchaser shall also pay or cause to be paid and shall indemnify and hold harmless the Shareholders from and against all Related Costs of the Shareholders incurred in connection with the Taxes for which the Purchaser indemnifies the Shareholders pursuant to this Section 5.11 (or any asserted deficiency, claim, demand or assessment, including the defense or settlement thereof) or the enforcement of this Section 5.11. Any payment required to be made by the Purchaser pursuant to this Section 5.11 shall be made within 30 days of written notice from the Shareholders.

      (c) The Shareholders and Purchaser shall cause the Consolidated Companies to close the taxable period of the Consolidated Companies on the Closing Date, unless such action is prohibited by law. In any case where Applicable Law prohibits any of the Consolidated Companies from closing its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of such Person beginning before and ending after the Closing Date shall be allocated (i) to Shareholders for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. For purposes of this
Section 5.11(c), Taxes for the period up to and including the Closing Date ("Shareholders' Taxes") shall be determined on the basis of an interim closing of the books as of the end of the day on the day before the Closing Date; provided, however, that in the case of any Tax not based on income or receipts, such Taxes shall be equal to the amount of such Tax for the taxable year multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the Closing Date, and the denominator of which shall be the number of days in the taxable year.

      (d) The Shareholders shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Consolidated Companies on or before the Closing Date, which tax returns shall be filed within 45 days after the Closing Date or such later date as may be allowed by Applicable Law. Shareholders shall provide to Purchaser, for review and approval, a copy of each such tax return at least two (2) weeks prior to the end of such 45 day period or later date. Purchaser's approval shall not be unreasonably withheld or delayed, and in no event shall this section operate to cause any such return to be filed after the due date (including any extension thereof) for the filing of such return. Purchaser shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Consolidated Companies after the Closing Date. With respect to returns for periods that begin before but end after the Closing Date ("Straddle Returns"), Purchaser shall pay or cause to be paid all Taxes to which such returns relate for all periods covered by such returns; provided, however, that the Shareholders shall pay to Purchaser the amount determined pursuant to
Section 5.11(c) hereof, but only to the extent the Shareholders have an obligation to indemnify Purchaser for such amounts pursuant to Section 5.11(a) hereof, not later than fifteen (15) days before the due date for payment of Taxes with respect to such tax returns. To the extent any Taxes shown due on Straddle Returns are indemnifiable by the Shareholders, Straddle Returns shall be prepared in a manner consistent with prior practice, unless otherwise required by Applicable Law, as solely determined by the Consolidated Companies' then current independent accountants in its reasonable discretion, upon notice to the Shareholders. Purchaser shall provide the Shareholders with a statement setting forth in reasonable detail the amount, if any, payable pursuant to this
Section 5.11(d).

      (e) The Shareholders and Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information and personnel as may be reasonably required for the payment of any estimated Taxes and the preparation of any tax returns required to be prepared hereunder. The Shareholders and Purchaser shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Consolidated Companies for all taxable periods thereof ending on, before or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that in the event a proceeding has been instituted for which the information, records or documents are required prior to the expiration of the applicable statute of limitations such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

      (f) Purchaser and the Shareholders shall promptly notify each other in writing upon receipt by the Purchaser or the Shareholders, as the case may be, of any notice of any tax audits of or assessments against any of the Consolidated Companies or the Company Subsidiaries for taxable periods ending on or before the Closing Date. The failure of one party promptly to notify the other party of any such audit or assessment shall not forfeit the right to indemnity except to the extent that the Shareholders are materially prejudiced as a result. Purchaser shall have the sole right to represent the Consolidated Companies' and the Company Subsidiaries' interests in any tax proceeding relating to such tax audits or assessments and to employ counsel of its choice at its expense; provided, however, that Shareholders shall have the right to consult with Purchaser regarding any tax audit or assessment relating to any taxable period beginning before but ending after the Closing Date and provided further that any settlement or other disposition of any such tax audit or assessment relating to any taxable period beginning before but ending after the Closing Date that would result in an indemnity payment by the Shareholders to Purchaser shall be made subject to the consent of the Shareholders, which consent shall not be unreasonably withheld or delayed. Purchaser, on the one hand, and the Shareholders, on the other, each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding.

      (g) The Shareholders and Purchaser agree that any payments made pursuant to this Article V (whether made directly to a party or to another indemnitee) will be treated by the parties as an adjustment to the Purchase Price.

      (h) All obligations under this Section 5.11 shall survive the Closing hereunder and continue until 10 days following the expiration of the statute of limitations on assessment of the relevant Tax. Notwithstanding the foregoing, any claim for indemnification hereunder shall survive such termination date if, prior to the termination date, the party making the claim shall have advised the other party in writing of facts that may constitute or give rise to an alleged claim for indemnification, specifying in reasonable detail the basis under this Agreement for such claim.

      (i) Notwithstanding any provision of this Section 5.11 to the contrary, Friedland and La Terra shall be entitled to the benefit of $288,000 towards any of their liabilities under this Section 5.11, if any, to the extent of the benefits actually received and realized by the Consolidated Companies and/or Purchaser or its Affiliates from the $320,000 adjustment resulting from the audit by Deloitte and Touche.

                                   ARTICLE VI

                                   TERMINATION

      Section 6.1 TERMINATION BY PURCHASER. This Agreement may be terminated by Purchaser as follows:

      (a) at any time prior to the Closing in the event that as a result of due diligence examination Purchaser shall have determined that the assets, liabilities, revenues, projections, operations, and other business matters are not as set forth herein;

      (b) upon a breach of any material representation, warranty, covenant or agreement on the part of the Shareholders set forth in this Agreement, or if any material representation or warranty of the Shareholders shall have become untrue, in either case such that the conditions set forth in
      Section 3.2 of this Agreement would be incapable of being satisfied by the Shareholders on or prior to the Closing; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 6.1(b), and further provided that such breach or untrue misrepresentation or warranty, other than a breach of Section 5.9, is not cured within ten (10) days after notice thereof;

      (c) any legal proceeding is commenced or threatened by any Governmental Entity or other Person directed against the consummation of the Closing or any other transaction contemplated hereby, and Purchaser reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; or

      (d) at any time after thirty (30) days from the date hereof if the transactions contemplated by this Agreement have not closed within such thirty day period.

      Section 6.2 TERMINATION BY THE SHAREHOLDERS. This Agreement may be terminated by the Shareholders as follows:

      (a) upon a breach of any material representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any material representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 3.3 of this Agreement would be incapable of being satisfied by Purchaser on or prior to the Closing; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 6.2, and further provided that such breach or untrue misrepresentation or warranty is not cured within ten (10) days after notice thereof; or

      (b) at any time after thirty (30) days from the date hereof if the transactions contemplated by this Agreement have not closed within such thirty day period.

      Section 6.3 REMEDIES FOR FAILURE TO CLOSE. (a) Notwithstanding anything to the contrary in Section 6.3(c), in the event that (i) the Shareholders or the Corporation or any of their Agents breach Section 5.9 of this Agreement, (ii) the Closing does not occur, other than as a result of the Shareholders termination pursuant to Section 6.2(a) above, and (iii) within six (6) months of termination of this Agreement, the Shareholders or the Corporation enter into an agreement to consummate a Transaction, notwithstanding any other provision set forth in this Agreement, the Shareholders shall promptly pay to Purchaser and Purchaser shall be entitled to receive, within three (3) days after the closing of the Transaction:

            (x) Up to $150,000 of the Purchaser's out of pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees of all their advisers (including accountants, attorneys, financial advisors, and tax consultants and the expenses of such advisers billable to Purchaser), and travel expenses ("Purchaser Transaction Expenses"); and

            (y) the sum of three percent (3%) of the consideration paid to the Corporation, the Shareholders, or their respective successors, pursuant to a Transaction (the "Liquidated Damages Amount").

      (b) Payment by Shareholders of the Purchaser Transaction Expenses and the Liquidation Damages Amount, as required by paragraph (a) above, shall be in lieu of, and shall fully satisfy and discharge, any claims for damages by Purchaser in connection with such matters, excluding damages in connection with a claim of fraud.

      (c) Notwithstanding anything to the contrary in Section 8.1 of this Agreement, in the event that (i) the Purchaser elects to terminate this Agreement pursuant to Section 6.1 (other than as a result of a breach of Section
5.9 hereof that results in a payment pursuant to Section 6.3(a) hereof) or (ii) the Shareholders elect to terminate this Agreement pursuant to Section 6.2, then

Purchaser, the Shareholders and the Consolidated Companies will bear their respective expenses incurred in connection with this Agreement and the transactions contemplated hereby and the terms of this Section 6.3(c) shall be in lieu of, and shall fully satisfy and discharge, any claims for damages by the Purchaser, the Shareholders and the Consolidated Companies in connection with such matters, excluding damages in connection with a claim of fraud.

      Section 6.4 NOTICE OF TERMINATION. A party shall provide each of the other parties with at least ten (10) days' notice prior to termination under Sections
6.1 and 6.2 hereof and the opportunity to cure any such deficiency or, if not capable of being cured in such ten (10) day period, then to commence cure and proceed to complete same diligently and in any event within thirty (30) days of such notice.

                                   ARTICLE VII

                                 INDEMNIFICATION

      Section 7.1 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders and the Purchaser set forth in this Agreement and the Ancillary Agreements shall survive the Closing Date and remain in full force and effect only until February 28, 2005; provided, however, that the representations and warranties set forth in Sections 4.1(c), 4.1(d), 4.1(h), 4.1(i), 4.1(m), 4.1(t), and 4.1(cc) shall survive the Closing
Date and remain in effect until thirty days after the expiration of the applicable statute of limitations.

      Section 7.2 INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement except to the extent otherwise qualified.

      Section 7.3 INDEMNIFICATION GENERALLY.

      (a) BY THE SHAREHOLDERS. (i) Friedland and La Terra severally, and not jointly, each agree to be responsible for and shall pay and indemnify and hold harmless Purchaser and its directors, officers, employees and agents from, against and in respect of, fifty percent (50%) of the amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest (collectively, "Losses"), costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants (other than the covenants set forth in Sections 5.1, 5.2 and 5.3) or agreements of the Shareholders contained in this Agreement or any agreement, document or other writing referred to herein and delivered pursuant hereto; (ii) effective upon Closing, any breach or violation of any of the covenants set forth in Sections 5.1, 5.2 and 5.3 from and after the Effective Date; (iii) any liability resulting from any litigation involving any of the Consolidated Companies, regardless of whether or not such litigation was disclosed by the Shareholders on SCHEDULE 4.1(m) or otherwise in this Agreement or in any other schedule or exhibit hereto; (iv) any and all Taxes and related penalties, interest or other charges for any unaccrued or unreported Tax liabilities with respect to any of the Consolidated Companies for all periods prior to or including the Closing Date; (v) any and all claims arising at or prior to Closing relating to, resulting from or caused (whether in whole or in part) by any Liability arising (a) from or under any Employee Benefit Plan (except to the extent that such Liability has been accrued on the Financial Statements or Additional Financial Statements) or (b) from the Consolidated Companies' failure to fully perform under and comply with the requirements of ERISA with respect to any Employee Benefit Plan of the Consolidated Companies
(vi) any and all claims arising out of, relating to, resulting from or caused (whether in whole or in part) by any transaction, event, condition, occurrence or situation in any way relating to any of the Consolidated Companies at any time or the conduct of their respective businesses arising or occurring on or prior to the Closing Date without regard to whether such claim exists on the Closing Date or arises at any time thereafter (except as disclosed in the Consolidated Financial Statements or any schedule annexed hereto); (vii) any success fee, indemnity payment or other payment or reimbursement that NEBEX is entitled to receive pursuant to any agreement (including those annexed to Schedule 4.1(bb) hereto) or understanding that the Shareholders or any of the Consolidated Companies have entered into with NEBEX on or prior to the date hereof; and (viii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing. For purposes of clarity, no Shareholder shall be responsible for more than fifty percent (50%) of Losses pursuant to the terms hereof as aforesaid, but payment by either of them of any amount of Losses shall not release or diminish the amount required to be paid hereunder by the other Shareholder such that Purchaser shall at all times be entitled to receive one hundred percent (100%) of the Losses.

      (b) BY PURCHASER. Purchaser agrees to indemnify and hold harmless the Shareholders from, against and in respect of, the full amount of any and all Losses, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising from, in connection with, or incident to (i) any breach or violation of any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing; (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing; and (iii) claims arising out of conduct of the business of the Consolidated Companies occurring after the Closing Date to the extent not caused by the willful misconduct or gross negligence of the Shareholders as Employees of the Corporation.

      (c) BY THE CORPORATION. Solely during the period commencing on the Effective Date through and including the Closing Date, the Corporation agrees to be responsible for and shall pay and indemnify and hold harmless Purchaser and its directors, officers, employees and agents from, against and in respect of the amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, Taxes, penalties, interest (collectively, "Losses"), costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising from, in connection with, or incident to, any breach or violation by the Shareholders or the Corporation of the covenants set forth in Sections 5.1, 5.2 and 5.3.

      (d) INDEMNITY PROCEDURE. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the

"Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

            (i) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement, to the extent reasonably possible, not later than eight (8) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are materially prejudiced.

            (ii) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least four (4) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

            (iii) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books,


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

            records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

            (iv) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate  decision  against  the  Indemnified  Party;  or  (iii)  a settlement of the claim. Notwithstanding the foregoing, provided that there is no good faith dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the
            Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

      (e) LIMITATIONS ON INDEMNIFICATION. Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made to Purchaser, or their respective directors, officers, employees and agents pursuant to this Agreement, until the amounts which Purchaser would otherwise be entitled to receive as indemnification under this Agreement aggregate at least $25,000, and to the extent that such aggregate amount exceeds $25,000, then only those amounts that exceed $25,000 shall be payable. The indemnification provisions set forth in Section 7.3(a)(i) with respect to Sections 4.1(c), 4.1(d), 4.1(h),
4.1(i),  4.1(m),  4.1(t),   4.1(bb),   4.1(cc),  5.8,  5.10  and  5.11,  Section
7.3(a)(iii), Section 7.3(a)(iv), Section 7.3(a)(vii), Section 8.1 or with respect to a claim of fraud or willful misconduct by the Shareholders shall not be subject to the limitations set forth in this Section 7.3(e).

      Section 7.4 OBLIGATION. Subject to the limitations set forth in Section 7.3, all representations, warranties, covenants, agreements, and liabilities of the Shareholders under this Agreement shall be the obligation of the Shareholders and are only for the benefit of Purchaser and its successors. Subject to the limitations set forth in Section 7.3, in the case of any breach or other violation of any of the terms and provisions of this Agreement, Purchaser may seek to enforce any remedy against any or both of the Shareholders as Purchaser shall determine in its sole discretion. None of the provisions of this Agreement shall give rise to any right of action by or for the Shareholders, and the Shareholders shall not have any rights against any of the Consolidated Companies if a remedy is sought or obtained against the Shareholders because any one or more of the Consolidated Companies breaches any representation, warranty, covenant or agreement set forth herein.


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

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      Section 8.1 EXPENSES. Except as otherwise expressly provided for in this Agreement, Purchaser will bear its expenses incurred in connection with the preparation, execution, and performance of this Agreement, and the Shareholders will bear its expenses and the expenses of the Corporation and the Consolidated Companies incurred prior to and after the Closing in connection with the preparation, execution, and performance of this Agreement; provided, however, that all legal fees and expenses of the Shareholders and the Consolidated
Companies incurred in connection with the Agreement shall be borne by the Corporation in an amount up to $55,000 plus all sums up to $120,000 in the aggregate paid by the Consolidated Companies or the Shareholders on or before the date hereof.

      Section 8.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements to be fully performed within such State.

      Section 8.3 NOTICES. All notices and other communications required or permitted hereunder shall be in writing (including telecopier communication) and be delivered by personally or by overnight courier (with written receipt requested) or telecopied (with confirmed receipt), to the following addresses (or such other address as any party shall have designated from time to time by notice to the other party):

      If to the Shareholders or the Corporation to:

      Mr. Jay L. Friedland
      425 East 58th Street
      New York, New York  10022

and

      Mr. Robert La Terra
      85 Magnolia Avenue
      Montvale, New Jersey  07645

with a copy to:

      Wormser, Kiely, Galef & Jacobs LLP
      825 Third Avenue
      New York, New York  10022
      Attention:  Robert F. Jacobs, Esq.


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

      If to Purchaser or to DW, to:

      FIND/SVP, Inc.
      625 Avenue of the Americas
      New York,  New York
      Attention: David Walke
                 Peter Stone

with a copy to:

      Kane Kessler, P.C.
      1350 Avenue of the Americas
      26th Floor
      New York, New York  10019
      Attention:  Robert L. Lawrence, Esq.

All such notices and other communications shall be effective upon written confirmation of delivery or if sent by facsimile, upon confirmed receipt of transmission.

      Section 8.4 PRESS RELEASES, ETC. No public announcement or other publicity regarding this the Agreement or the transactions contemplated hereby shall be made prior to Closing without the prior written consent of Purchaser and the Shareholders as to form, content, timing and manner of distribution.
Notwithstanding the foregoing, nothing in this Agreement shall preclude the Purchaser from making any public announcement required, in the reasonable opinion of Purchaser's counsel, in connection with any federal or state securities laws or stock exchange rules.

      Section 8.5 NO WAIVER OF REMEDIES, ETC. No failure on the part of any party to exercise, and no delay of any party in exercising, any right or remedy available hereunder or by law shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy by any party preclude any other or further exercise thereof or the exercise of any other right by such party. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 8.6 ARBITRATION. Except in the event of the need for immediate equitable relief from a court of competent jurisdiction to prevent irreparable harm pending arbitration relief, and except for enforcement of a party's remedies to the extent such enforcement must be pursuant to court authorization or order under applicable law, any dispute between the parties hereto or under any other document, instrument or writing executed pursuant to this Agreement shall be settled, by arbitration before three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in New York, New York or such other location as may be agreed upon by the parties. For purposes of this Agreement, the parties consent to jurisdiction in New York for any arbitration proceeding or any action to enforce an arbitration award. The arbitrators shall be selected by a joint agreement of the parties; provided that if they do not so agree within twenty (20) business days of the date of the request for arbitration, the selection shall be made pursuant to the Rules. Nothing in this Agreement shall


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

prevent the parties hereto from settling any dispute by mutual agreement at any time. Any party or parties awarded a final determination or order in their favor by an arbitrator or court pursuant to this Section 8.6 shall be entitled to recover from the party or parties against whom such final determination or order is given all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party or parties with respect to such arbitration or court proceeding, such award of costs and expenses to be determined by such arbitrator or court.

      Section 8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement, and delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof, provided, however, that in each instance an original executed counterpart shall be promptly delivered to the other parties by hand or overnight courier.

      Section 8.8 SECTION AND OTHER HEADINGS. The sections and other headings contained in this Agreement are for reference purposes only and shall not define, limit or extend the meaning or interpretation of this Agreement.

      Section 8.9 ENTIRE AGREEMENT; INCORPORATION BY REFERENCE. All Schedules and Exhibits attached hereto and all certificates, documents and other instruments contemplated to be delivered hereunder are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references to this Agreement herein or in any of such writings shall be deemed to refer to and include all of such writings. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      Section 8.10 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, personal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 8.11 AMENDMENT OR MODIFICATION. This Agreement may not be amended, supplemented or otherwise modified by the Parties in any manner, except by an instrument in writing signed by each of the Shareholders and an authorized officer of Purchaser.

      Section 8.12 WAIVER. Any of the conditions precedent to the Closing set forth in Section 3.2 and Section 3.3 of this Agreement may be waived in writing at any time prior to or at the Closing by the party entitled to the benefit thereof, and any failure of any party to comply with any of its obligations hereunder may be waived by the other party. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision, and the single or partial exercise of any right hereunder by any party shall not preclude any other or further exercise of such right or any other right by such party or the other party.

      Section 8.13 SEVERABILITY. If any provision of this Agreement shall be determined by a court or an arbitrator selected pursuant to Section 8.6 of this Agreement to be invalid or unenforceable in any jurisdiction, such determination shall not affect the validity or enforceability of the remaining provisions of this Agreement in such jurisdiction. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, the unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      Section 8.14 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other party; provided, that Purchaser may assign this Agreement to a corporation, partnership, or limited liability company of which Purchaser maintains majority control.

      Section 8.15 GUARANTY OF THE CORPORATION. Solely during the period commencing on the Effective Date through and including the Closing Date, the Corporation absolutely, unconditionally and irrevocably guarantees to the Purchaser the performance of the Shareholders hereunder and the punctual payment when due, whether as scheduled or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Shareholders now or hereafter existing under or in respect to this Agreement including, without limitation, any extensions, modifications, substitutions or amendments thereto.

      Section 8.16 SHAREHOLDER MANAGEMENT POSITION. For a period of two years commencing after the Closing Date, the Shareholders shall be entitled to appoint one of the Shareholders as representative to Purchaser's Operating Management Group for so long as such Shareholder is an employee of Purchaser. If such representative shall resign or be terminated prior to the expiration of such two year period, the other Shareholder may be substituted and serve in his place.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SHAREHOLDERS:                               /s/ Jay L. Friedland
                                            ----------------------------------
                                            Jay L. Friedland

                                            /s/ Robert La Terra
                                            ----------------------------------
                                            Robert La Terra


PURCHASER:                                  FIND/SVP, INC.

                                            By: /s/ David Walke
                                                ------------------------------
                                                Name:  David Walke
                                                Title: Chief Executive Officer

GUIDELINE RESEARCH
CORPORATION (SOLELY WITH
RESPECT TO SECTIONS 2.3, 2.4, 5.3(e)
7.3(c) and 8.1 HEREOF):                     GUIDELINE RESEARCH CORP.

                                            By: /s/ Jay L. Friedland
                                            ----------------------------------
                                                Name:  Jay L. Friedland
                                                Title: Chairman

DAVID WALKE (SOLELY WITH
RESPECT TO SECTIONS
2.6(c), (d), and (h) HEREOF):               /s/ David Walke
                                            ----------------------------------
                                            David Walke